UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material pursuant to §240.14a-12

TRIQUINT SEMICONDUCTOR, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRIQUINT SEMICONDUCTOR, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 5, 2009

1:00 p.m. (Pacific Time)

TO OUR STOCKHOLDERS:

The 2009 Annual Meeting of Stockholders of TriQuint Semiconductor, Inc., a Delaware corporation (“TriQuint,” “we,” “us” or “our company”), will be held on Tuesday, May 5, 2009, at 1:00 p.m., Pacific time, at 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124, for the following purposes:

1.	To elect seven directors nominated by the board of directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the audit committee’s appointment of KPMG LLP as TriQuint’s independent registered public accounting firm for the fiscal year ending December 31, 2009;

3.	To approve amendments to the Certificate of Incorporation to eliminate cumulative voting in the election of directors and adopt a majority voting standard in uncontested elections of directors;

4.	To approve an amendment to the Certificate of Incorporation to provide for indemnification of directors and officers;

5.	To approve the TriQuint 2009 Incentive Plan; and

6.	To transact such other business as may properly come before the annual meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The foregoing items of business are described in greater detail in the proxy statement accompanying this notice. Stockholders who owned shares of our common stock at the close of business on Friday, March 13, 2009, are entitled to attend and vote at the annual meeting. A complete list of these stockholders will be available during normal business hours for ten days prior to the meeting at our headquarters located at 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124. A stockholder may examine the list for any legally valid purpose relating to the meeting. The list will also be available during the annual meeting for inspection by any stockholder present at the meeting.

This year we are again furnishing proxy materials to our stockholders over the Internet. You may read, print and download our annual report to stockholders and proxy statement at the Investor Relations section of our website at http://www.triquint.com/investors/materials/filings/. On March 26, 2009, we mailed our stockholders a notice containing instructions on how to access our 2009 proxy statement and annual report to stockholders via the Internet and vote online. The notice also provides instruction on how you can request a paper copy of these documents free of charge if you desire, and how you can enroll in e-delivery to receive future annual materials via email.

Whether or not you plan to attend the annual meeting, please vote your shares as directed in the proxy card for the annual meeting as promptly as possible to ensure your representation and the presence of a quorum at the annual meeting.

For the Board of Directors of

TRIQUINT SEMICONDUCTOR, INC.

Steven J. Buhaly

Chief Financial Officer, Vice President of Finance and Secretary

Hillsboro, Oregon

March [    ], 2009

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR SHARES AS INSTRUCTED IN YOUR PROXY CARD AS PROMPTLY AS POSSIBLE.

Item	Page
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION	1
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	2
– Why is TriQuint providing these materials?	2
– What information is contained in these materials?	2
– What proposals will be voted on at the annual meeting?	2
– How does the board recommend that I vote?	2
– What shares owned by me can be voted?	2
– What is the difference between holding shares as a stockholder of record and as a beneficial owner?	2
– How can I vote my shares without attending the annual meeting?	3
– Can I change my vote?	3
– How are votes counted?	3
– What is the quorum requirement for the annual meeting?	4
– What is the voting requirement to approve each of the proposals?	4
– Who are the proxyholders and what do they do?	5
– May I cumulate my votes?	5
– What does it mean if I receive more than one Notice of Internet Availability?	5
– How can I revoke my proxy?	5
– Where can I find the voting results of the annual meeting?	5
– What happens if additional proposals are presented at the annual meeting?	6
– Who will count the vote?	6
– Is my vote confidential?	6
– Who will bear the cost of soliciting votes for the annual meeting?	6
– What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	6
– How do I communicate with the board?	7
– Are there any other matters to come before the meeting?	7
PROPOSAL NO. 1—ELECTION OF DIRECTORS	8
CORPORATE GOVERNANCE AND OTHER MATTERS	10
– 2008 Director Compensation Table	15
REPORT OF THE AUDIT COMMITTEE	17
PROPOSAL NO. 2—RATIFY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	18
PROPOSAL NO. 3—APPROVE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS AND ADOPT A MAJORITY VOTING STANDARD IN UNCONTESTED ELECTIONS OF DIRECTORS	20
PROPOSAL NO. 4—APPROVE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO PROVIDE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS	22
PROPOSAL NO. 5—APPROVE THE TRIQUINT 2009 INCENTIVE PLAN	23
EQUITY COMPENSATION PLAN INFORMATION	30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	33

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TRIQUINT SEMICONDUCTOR, INC.

PROXY STATEMENT FOR THE

2009 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

The enclosed proxy is solicited on behalf of the board of directors of TriQuint Semiconductor, Inc., a Delaware corporation (“TriQuint,” “we,” “us,” “our,” or “our company”), for use at our 2009 Annual Meeting of Stockholders, or at any adjournment. The annual meeting will be held on Tuesday, May 5, 2009, at 1:00 p.m., Pacific time, for the purposes set forth in the accompanying notice of annual meeting of stockholders. The annual meeting will be held at 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124. Our telephone number at that location is (503) 615-9000.

A Notice of Internet Availability of Proxy Materials, which includes instructions about how to access this proxy statement, our 2008 Annual Report to Stockholders and the proxy card, was mailed on or about March 26, 2009, to all stockholders entitled to vote at the annual meeting.

Record Date and Shares Outstanding

Only stockholders of record at the close of business on March 13, 2009, are entitled to attend and vote at the annual meeting. On the record date, [    ] shares of our common stock were outstanding and held of record by [    ] stockholders. The closing price of our common stock on the NASDAQ Global Select Market on the record date was $[    ] per share.

Internet Availability of Proxy Materials

This year, we are complying with the Securities and Exchange Commission rules that require us to (i) mail our stockholders a Notice of Internet Availability of Proxy Materials and a proxy card, (ii) provide access to our proxy materials on our website, and (iii) mail a printed copy of the proxy materials to any stockholder who requests it.

The Notice of Internet Availability of Proxy Materials provides instructions on how to view our proxy materials for the Annual Meeting at our website and, if desired, instruct us to send you future proxy materials electronically via email. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Although we encourage you to read the enclosed proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you might have about the annual meeting.

Q:	Why is TriQuint providing these materials?

A:	TriQuint’s board of directors is providing these proxy materials for you in connection with TriQuint’s annual meeting of stockholders, which will take place on May 5, 2009, at 1:00 p.m. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers, and other required information.

Q:	What proposals will be voted on at the annual meeting?

A:	There are four proposals scheduled to be voted on at the annual meeting:

•	the election of directors (Proposal No. 1);

•	the ratification of the audit committee’s appointment of KPMG LLP as TriQuint’s independent registered public accounting firm for the fiscal year ending December 31, 2009 (Proposal No. 2);

•

the approval of amendments to the Certificate of Incorporation to eliminate cumulative voting in the election of directors and adopt a majority voting standard in uncontested elections of directors (Proposal No. 3);

•	the approval of an amendment to the Certificate of Incorporation to provide for indemnification of directors and officers (Proposal No. 4);

•	the approval of the TriQuint 2009 Incentive Plan (Proposal No. 5);

We will also consider other business that properly comes before the annual meeting.

Q:	How does the board recommend that I vote?

A:	TriQuint’s board recommends that you vote your shares “FOR” each of the nominees to the board; “FOR” the ratification of the audit committee’s appointment of KPMG as our independent registered public accounting firm; “FOR” the approval of each of the amendments to the Certificate of Incorporation; and “FOR” the approval of the TriQuint 2009 Incentive Plan.

Q:	What shares owned by me can be voted?

A:	All shares of TriQuint common stock owned by you as of the close of business on March 13, 2009 (the “Record Date”) may be voted by you. On all matters other than the election of directors, you may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are: (1) held directly in your name as the stockholder of record, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee or shares acquired through the Sawtek Employee Stock Ownership and 401(k) Plan.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most stockholders of TriQuint hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with TriQuint’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record, and the Notice of Internet Availability of these proxy materials is being sent directly to you by TriQuint. As the stockholder of record, you have the right to grant your voting proxy directly to TriQuint or to vote in person at the annual meeting. You may also vote your shares as described below under “How can I vote my shares without attending the annual meeting?”

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a legal proxy from your broker or other nominee authorizing you to vote your shares at the annual meeting. Your broker or nominee has sent you instructions for how you can direct the broker or nominee to vote your shares. You may vote your shares by Internet or by telephone as described below under “How can I vote my shares without attending the annual meeting?”

Q:	How can I vote my shares in person at the annual meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring your proxy card or proof of identification. Even if you plan to attend the annual meeting, TriQuint recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	How can I vote my shares without attending the annual meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the annual meeting by Internet by following the instructions in the proxy card. You may access your proxy materials and proxy card online by accessing the www.proxyvote.com website and entering your 12 digit control number found on the notice that you received. The voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded.

Q:	Can I change my vote?

A:	You may change your proxy instructions at any time prior to the vote at the annual meeting. You may accomplish this by entering a new vote by Internet, by telephone, by delivering a written notice of revocation to the corporate secretary of our company, by granting a new proxy card or new voting instruction card bearing a later date (which automatically revokes the earlier proxy instructions), or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:	How are votes counted?

A:

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. With respect to the proposals for ratification of the appointment of KPMG LLP as our independent registered public accounting firm, approval of the amendments to the Certificate of Incorporation and approval of the TriQuint 2009 Incentive Plan you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you vote your shares without providing specific instructions regarding each of these proposals, your shares will be voted in accordance with the recommendations of the board.

If you vote to “ABSTAIN” from voting in all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Consequently, if you abstain from voting on the proposal to elect directors, your abstention will have no effect on the outcome of the vote with respect to this proposal. If you abstain from voting on the proposal for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the approval of the amendments to the Certificate of Incorporation or the approval of the TriQuint 2009 Incentive Plan, your abstention will have the same effect as a vote against the proposals.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote or votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “for” routine matters but expressly instructing that the broker is not voting on non-routine matters. A broker non-vote occurs when a broker expressly instructs on a proxy card that the broker is not voting on a matter, whether routine or non-routine. Proposals One and Two contained in these proxy materials are considered routine matters, so unless you have provided otherwise, your broker will have discretionary authority to vote your shares. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.

Q:	What is the quorum requirement for the annual meeting?

A:	The quorum requirement for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:	What is the voting requirement to approve each of the proposals?

A:

In the election of directors, the seven persons receiving the highest number of “FOR” votes will be elected. The proposals for ratification of the audit committee’s appointment of the independent registered public accounting firm and the approval of the TriQuint 2009 Incentive Plan each require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote at the annual meeting. The proposals to approve amendments to the Certificate of Incorporation to eliminate cumulative voting, to adopt a majority voting standard in uncontested elections of directors and to provide for director and officer indemnification require the affirmative

“FOR” vote of a majority of the common stock outstanding as of March 13, 2009, the record date for voting. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present, but will have the same effect as a negative vote on the outcome of the proposal to approve the amendments to the Certificate of Incorporation.

Q:	Who are the proxyholders and what do they do?

A:	The two persons named as proxyholders on the proxy card, Ralph G. Quinsey, our president and chief executive officer, and Steven J. Buhaly, our chief financial officer, vice president of finance and secretary, were designated by the board. The proxyholders will vote all properly tendered proxies (except to the extent that authority to vote has been withheld) and where a choice has been specified by you as provided in the proxy card, it will be voted in accordance with the instructions you indicate on the proxy card. If you vote your shares without providing specific instructions regarding each of the proposals, your shares will be voted “FOR” each of the proposals.

Q:	May I cumulate my vote?

A:	Every stockholder voting for the election of directors may cumulate the stockholder’s votes and (i) give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that the stockholder is entitled to vote or (ii) distribute the stockholder’s votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than seven candidates. However, no stockholder is entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting, and prior to the voting, of the intention to cumulate the stockholder’s votes.

Cumulative voting applies only to the election of directors. For all other matters, each share of common stock outstanding as of the close of business on the Record Date is entitled to one vote.

Q:	What does it mean if I receive more than one Notice of Internet Availability?

A:	You may receive more than one Notice of Internet Availability. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice of Internet Availability for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability. Please vote your shares for each Notice of Internet Availability that you receive by following the instructions in the proxy card. You may access your proxy materials and proxy card online by accessing the www.proxyvote.com website and entering your 12 digit control number found on the notice that you received.

Q:	How can I revoke my proxy?

A:	You may revoke your proxy at any time before it is voted at the annual meeting. In order to do this, you may do any of the following:

•	sign and return another proxy card bearing a later date;

•	enter a new vote by Internet or by telephone following the instructions in the proxy card;

•

provide written notice of the revocation to TriQuint’s secretary, Steven J. Buhaly, at TriQuint Semiconductor, Inc., 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124, prior to the vote at the annual meeting; or

•	attend the meeting and vote in person.

Q:	Where can I find the voting results of the annual meeting?

A:	We will announce preliminary voting results at the annual meeting and publish final results in TriQuint’s quarterly report on Form 10-Q for the quarter ending June 30, 2009.

Q.	What happens if additional proposals are presented at the annual meeting?

A:	Other than the five proposals described in this proxy statement, TriQuint does not expect any additional matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Ralph G. Quinsey, TriQuint’s president and chief executive officer, and Steven J. Buhaly, TriQuint’s chief financial officer, vice president of finance and secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of TriQuint’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board.

Q:	Who will count the vote?

A:	Joseph Pugh, our assistant secretary, has been appointed to act as the inspector of election and will tabulate the votes. In the event he is unable to do so, Susan Liles, our treasurer, will act in this role.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within TriQuint or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to TriQuint’s management.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:	TriQuint will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by TriQuint’s directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. TriQuint may retain the services of a third party firm to aid in the solicitation of proxies. TriQuint estimates that proxy solicitation costs, if there are any, will not exceed $15,000. In addition, TriQuint may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future annual stockholder meetings, including director nominations.

Stockholder Proposals: In order for a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, the written proposal must be received by us no later than November 25, 2009, and should contain such information as is required under TriQuint’s bylaws. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Any proposals will also need to comply with the regulations of the Securities and Exchange Commission (the “SEC”) under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to our corporate secretary at our principal executive offices.

If you intend to present a proposal at our 2010 annual meeting and the proposal is not intended to be included in our proxy statement relating to that meeting, you must give us advance notice of the proposal in accordance with our bylaws. Pursuant to our bylaws, in order for a stockholder proposal to be deemed properly presented in these circumstances, a stockholder must deliver notice of the proposal to our corporate secretary at our principal executive offices no later than the close of business on November 25, 2009. However, if the date of the 2010 annual meeting is more than 30 days before May 5, 2010, the first anniversary of this year’s annual meeting, stockholders must give us notice of any stockholder proposals within a reasonable time before the mailing date of the proxy statement. If a stockholder does not provide us with notice of a stockholder proposal in accordance with the deadlines described above, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting. The proxies to be solicited by us through our board of directors for our 2010 annual meeting will confer discretionary authority on the proxy holders to vote on any stockholder proposal presented at the annual meeting if we fail to receive notice of the stockholder’s proposal for the meeting by November 25, 2009.

Nomination of Director Candidates: You may propose director candidates for consideration by the board’s nominating and governance committee. See “Consideration of Director Nominees” below.

Copy of Bylaw Provisions: You may contact TriQuint’s corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Q:	How do I communicate with the board?

A:	The board has adopted a process for stockholder communications with the board and has selected Steven J. Buhaly, chief financial officer, to act as TriQuint’s contact person for stockholder communications directed to the board. Mr. Buhaly will relay all relevant questions and messages from the stockholders of TriQuint to the specific director identified by the stockholder or, if no specific director is requested, to a director selected by him. Mr. Buhaly can be reached at:

Chief Financial Officer

TriQuint Semiconductor, Inc.

2300 NE Brookwood Parkway

Hillsboro, OR 97124

Q:	Are there any other matters to come before the meeting?

A:	Other than the proposals listed above, the board does not intend to present any other matters to be voted on at the meeting. The board is not currently aware of any other matters that will be presented for action at the meeting. However, if other matters are properly brought before the stockholders at the meeting and you have signed and returned your proxy card, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the Securities Exchange Act of 1934, as amended.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

The board has nominated TriQuint’s current directors to stand for election at the annual meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees named below. In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxyholders will be voted for any nominee who has been designated by the present board to fill the vacancy. The term of office for each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified. The following table lists the persons recommended by the nominating and governance committee and nominated by the board to be elected as directors and their ages as of March 13, 2009:

Name of Nominee	Age	Position with TriQuint	Since	Board Committees
Dr. Paul A. Gary	68	Director	1996	A, N*
Charles Scott Gibson	56	Director	1992	A, C, N
Nicolas Kauser	69	Director	1999	C, N
Ralph G. Quinsey	53	President and Chief Executive Officer, Director	2002	—
Dr. Walden C. Rhines	62	Director	1995	C*, N
Steven J. Sharp	67	Chairman of the Board, Director	1992	N
Willis C. Young	68	Director	2001	A*, N

Board Committees: A-Audit, C-Compensation, N-Nominating and Governance

*	Designates chair of that committee

There is no family relationship between any director and/or executive officer of our company.

Dr. Gary has been a director of our company since May 1996. Dr. Gary has been retired since 1996. From 1967 until 1996, he served in various capacities for Bell Laboratories, Western Electric Corporation and the Microelectronics division of AT&T Corporation (now Agere Systems, Inc.), with his last position being vice president of the Netcom IC business unit. He also serves as chairman of the board of directors of Data I/O Corporation, a provider of manual and automated device programming systems. Dr. Gary holds a B.S. degree in electrical engineering from Lafayette College, a M.S. degree in electrical engineering from Stanford University and a Ph.D. in electrical engineering from Stanford University.

Mr. Gibson has been a director of our company since September 1992. Since March 1992, Mr. Gibson has been a director of a number of high technology companies and not-for-profit organizations. He co-founded Sequent Computer Systems Inc., a computer systems company, in 1983 (which was acquired by International Business Machines Corporation), and served as its president from January 1988 to February 1992. From 1976 to 1983, Mr. Gibson was employed at Intel Corporation as general manager, Memory Components Operations. He also serves as chairman of the board of directors of RadiSys Corporation, an embedded solutions company for the communications industry, and is a director of Pixelworks, Inc., a semiconductor manufacturer, Electroglas, Inc. and Verigy, Ltd., both of which are manufacturers of semiconductor test equipment; and Northwest Natural Company, a natural gas distribution company. Mr. Gibson also serves on the Board of Trustees of the Olin School of Engineering, is the vice chairman of the Oregon Health and Sciences University Governing Board of Trustees and is a director of the Oregon Community Foundation. He received a B.S. degree in electrical engineering and a M.B.A. from the University of Illinois.

Mr. Kauser has been a director of our company since December 1999. From February 2004 until December 2008, Mr. Kauser served as a member of the board of directors, and from January 2005 until his retirement in August of 2007, also served as chief technology officer of Clearwire Corporation, a company dedicated to the implementation of wireless broadband services in the United States and several European countries. From 1990 through 1998, Mr. Kauser served as executive vice president and chief technology officer of AT&T Wireless Services, Seattle, Washington (formerly McCaw Cellular Communications, Inc.). From 1984 through 1990, Mr. Kauser was employed by Rogers Cantel, Inc., a Canadian wireless service provider, as vice president of engineering and later, senior vice president of network operations. He was a member of Cantel’s board of directors from 1990 to 1998. Mr. Kauser received a B.S. degree in electrical engineering from McGill University, Montreal, Canada.

Mr. Quinsey joined our company in July 2002 as president and chief executive officer and a director. From September 1999 to January 2002, Mr. Quinsey was vice president and general manager of the Analog Division of ON Semiconductor, a manufacturer of semiconductors for a wide array of applications. From 1979 to September 1999, Mr. Quinsey held various positions at Motorola, a manufacturer of semiconductors and communications equipment, including vice president and general manager of the RF/IF Circuits Division, which developed both silicon and gallium arsenide technologies for wireless phone applications. Mr. Quinsey received a B.S. degree in electrical engineering from Marquette University.

Dr. Rhines has been a director of our company since May 1995. Dr. Rhines has been the chief executive officer of Mentor Graphics Corporation, an electronic design automation company, since 1993 and chairman of their board of directors since 2002. Prior to joining Mentor Graphics, he spent 21 years at Texas Instruments Incorporated, as the executive vice president of Texas Instruments’ Semiconductor Group where he managed the semiconductor business. Dr. Rhines also serves as a director of Cirrus Logic, Inc, a semiconductor company, is the vice-chairman of the Electronic Design Automation Consortium (“EDAC”) and serves on the boards of Semiconductor Research Corporation (SRC), Lewis & Clark College and the Oregon Engineering and Technology Industry Council. Dr. Rhines holds a B.S. degree in metallurgical engineering from the University of Michigan, a M.S. degree and Ph.D. in materials science and engineering from Stanford University and a M.B.A. from Southern Methodist University.

Mr. Sharp joined our company in September 1991 as director, president and chief executive officer. In May 1992, he became chairman of our board. In July 2002, Mr. Sharp stepped down as president and chief executive officer of TriQuint, and in September 2004, he resigned as an employee of TriQuint. Previously, Mr. Sharp had served various roles associated with venture capital-financed semiconductor companies. In these assignments he was founder of Power Integrations, Inc. and Silicon Architects, Inc. (since acquired by Synopsys, Inc.). Prior to that time, Mr. Sharp was employed for 14 years by Philips Electronics N.V and for nine years by Texas Instruments, both semiconductor manufacturers. Mr. Sharp also serves as chairman of the board of directors of Power Integrations, Inc. He also is a director of TechAmerica, Neuropsychiatric Institute at OHSU and serves on the Oregon Health Policy Commission. He received a B.S. degree in mechanical engineering from Southern Methodist University, a M.S. degree in engineering science from California Institute of Technology and a M.B.A. from Stanford University.

Mr. Young has been a director of our company since July 2001. Prior to joining our board, he was a director of Sawtek Inc., a surface acoustic wave filter company, from 1996 until 2001 when Sawtek merged with TriQuint. Mr. Young was a senior partner in the Atlanta office of BDO Seidman, LLP, an international accounting and consulting firm, from January 1996 to June 2000. Mr. Young retired in July 2000. From April 1995 to December 1995, Mr. Young was the chief financial officer for Hayes Microcomputer Products, Inc., a manufacturer of modems and communication equipment. From 1965 to 1995, Mr. Young held various positions with BDO Seidman, LLP, and from 1988 to 1995 he was vice chairman and a member of BDO Seidman’s Executive Committee. Mr. Young has a B.S. degree in accounting from Ferris State University. He is a certified public accountant.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE AND OTHER MATTERS

Consideration of Director Nominees

The nominating and governance committee of our board of directors considers both recommendations and nominations for candidates to the board proposed by stockholders. Any stockholder who wishes to recommend or nominate a candidate for the nominating and governance committee’s consideration may do so by following the approved policies and procedures for director candidates. Stockholders must hold no less than 5% of TriQuint’s securities continuously for at least twenty-four months prior to the date of the submission of the recommendation or nomination.

Stockholder recommendations for candidates to the board must be directed in writing to TriQuint Semiconductor, Inc., Attn: Corporate Secretary, 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124, and must include:

•	the candidate’s name, business address and residence address;

•	the candidate’s principal occupation or employment;

•	the number of shares of TriQuint which are beneficially owned by the candidate;

•	detailed biographical data and qualifications and information regarding any relationships between the candidate and TriQuint within the last three years; and

•

any other information relating to the candidate that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act.

A stockholder’s recommendation to the secretary must also set forth:

•	the name and address, as they appear on our books, of the stockholder making the recommendation;

•	the class and number of shares of TriQuint which are beneficially owned by the stockholder and the date the shares were acquired by the stockholder;

•	any material interest of the stockholder in the nomination;

•

a description of all arrangements or understandings between the stockholder making the nomination and the candidate and any other person or persons (naming the person or persons) pursuant to which the nomination is made by the stockholder;

•	a statement from the recommending stockholder in support of the candidate, references for the candidate, and an indication of the candidate’s willingness to serve, if elected; and

•	any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in his/her capacity as a proponent to a stockholder proposal.

Stockholder nominations to the board of directors must meet the requirements set forth in Sections 2.2 and 2.5 of our bylaws. For a nomination to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the corporate secretary of TriQuint. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 120 calendar days in advance of the date that proxy statements were mailed to stockholders in connection with the previous year’s annual meeting of stockholders. However, in the event that no annual meeting was held in the previous year or the date of the annual meeting had been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder must be received a reasonable amount of time before the solicitation is made in order to be considered timely.

Identifying and Evaluating Nominees for Director

The nominating and governance committee uses the following procedures to identify and evaluate the individuals that it selects, or recommends that the board select, as director nominees:

•

The committee reviews the qualifications of any candidates who have been properly recommended or nominated by the stockholders, as well as those candidates who have been identified by management, individual members of the board or, if the committee determines, a search firm. The review may, in the committee’s discretion, include a review solely of information provided to the committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the committee deems proper.

•	The committee evaluates the performance and qualifications of individual members of the board eligible for re-election at the annual meeting of stockholders.

•

The committee considers the suitability of each candidate, including the current members of the board, in light of the current size and composition of the board. Except as may be required by rules promulgated by the NASDAQ Global Select Market or the SEC, it is the current sense of the committee that there are no specific, minimum qualifications that must be met by each candidate for the board, nor are there specific qualities or skills that are necessary for one or more of the members of the board to possess. In evaluating the suitability of the candidates, the committee considers relevant factors, including, among other things, issues of character, judgment, independence, expertise, diversity of experience, length of service, and other commitments. The committee evaluates these factors, among others, and considers each individual candidate in the context of the current perceived needs of the board as a whole.

•

After review and consideration, the committee selects, or recommends that the board select, the slate of director nominees, either at a meeting of the committee at which a quorum is present or by unanimous written consent of the committee.

•	The committee endeavors to notify, or causes to be notified, all director candidates of its decision as to whether to nominate the individual for election to the board.

The board of directors has final authority on determining the selection of director candidates for nomination to the board. These policies and procedures may be modified at any time as may be determined by the nominating and governance committee.

Statement on Corporate Governance

We have been committed to sound corporate governance principles since our inception, and in September 2002 we adopted formal corporate governance standards. We have reviewed internally and with the board the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC and the NASDAQ Global Select Market’s listing standards regarding corporate governance policies and processes and have determined we are in compliance with the rules and listing standards. You may access our committee charters, and our code of business conduct and ethics without charge on our website at www.TriQuint.com under the “Invest in TQNT” section, and by clicking on “Governance,” or by writing to us at TriQuint Semiconductor, Inc., 2300 NE Brookwood Parkway, Hillsboro, OR 97124 Attention: CFO. Mr. Paul Gary has been designated as the lead independent director, and as such he chairs the regularly scheduled executive sessions among TriQuint’s non-management directors without management present.

Code of Business Conduct and Ethics

We have a code of business conduct and ethics that applies to all of our employees and outside directors, including our principal executive officer and principal financial officer. This code of ethics is posted on our Internet web site. The Internet address for our web site is www.TriQuint.com, and the code of ethics may be found as follows:

1.	From our main web page, first click on “Invest in TQNT”.

2.	Next, click on “Governance”.

3.	Next, click on “Code of Business Conduct and Ethics.”

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our web site, at the address and location specified above. If you wish to receive a copy of our code of ethics and do not have access to the Internet, please write to us at the address below, and we will furnish you a copy without charge:

Chief Financial Officer

TriQuint Semiconductor, Inc.

2300 NE Brookwood Parkway

Hillsboro, OR 97124

Director Independence

TriQuint has adopted standards for director independence, which are compliant with the rules of the NASDAQ Global Select Market. These independence standards are posted on our Internet web site. The Internet address for our web site is www.TriQuint.com, and the code of ethics may be found as follows:

1.	From our main web page, first click on “Invest in TQNT”.

2.	Next, click on “Governance”.

3.	Next, click on “Policy Regarding Director Independence”.

Each member of the board of directors and the board committees, except for Mr. Quinsey, meets these independence standards. Mr. Quinsey does not meet these independence standards, because he is the current president, chief executive officer and an employee of TriQuint. Mr. Quinsey does not sit on any board committee.

Attendance by Board Members at the Annual Meeting of Stockholders

It is the policy of the board of directors to require board members to attend the annual meeting of stockholders. Exceptions may be made due to illness, travel or other commitments. All members of the board attended our annual meeting of stockholders on May 21, 2008.

Information about the Board and Committees of the Board of Directors

Our board of directors held six meetings during 2008. All of the directors who served on the board during 2008 attended at least 75% of the meetings of the board, either in person or by teleconference. Currently, the board has three committees, each of which operates under a charter approved by the board: an audit committee, a compensation committee and a nominating and governance committee. Each director attended at least 75% of the committee meetings on which they served during 2008 either in person or by teleconference.

Audit Committee. The audit committee, consisting of Messrs. Young (who serves as chairman), Gary and Gibson, held eleven meetings in 2008. The audit committee is responsible for appointing and overseeing actions taken by our independent registered public accounting firm, reviewing our external financial reports and filings with the SEC and reviewing our internal financial controls. The board of directors has determined that Mr. Young and Mr. Gibson are each an “audit committee financial expert” pursuant to the rules and regulations of the SEC. The board has adopted a written charter for the audit committee that details the responsibilities of the committee and is posted on our Internet web site. The Internet address for our web site is www.TriQuint.com, and the audit committee charter may be found as follows:

1.	From our main web page, first click on “Invest in TQNT”.

2.	Next, click on “Governance”.

3.	Next, click on “Audit Committee Charter”.

Compensation Committee. The compensation committee, consisting of Messrs. Rhines (who serves as chairman) Gibson and Kauser, held seven meetings in 2008. The committee is responsible for determining salaries, incentives and other forms of compensation for our executive officers as well as overseeing the administration of various incentive compensation and benefit plans. The committee makes all decisions regarding executive officer compensation. The board of directors has adopted a written charter for the committee that details the responsibilities of the committee and is posted on our Internet web site. The Internet address for our web site is www.TriQuint.com, and the compensation committee charter may be found as follows:

1.	From our main web page, first click on “Invest in TQNT”.

2.	Next, click on “Governance”.

3.	Next, click on “Compensation Committee Charter”.

The compensation committee’s responsibilities as set forth in its charter include determination and approval of the following items for executive officer compensation:

•

Annual CEO base salary, incentive bonus including specific performance goals and amount, equity grants, employment, severance and change of control agreements/provisions, any other benefits or compensation arrangements, and

•	Annual CEO performance evaluation.

Responsibilities also include review and approval of:

•	Annual executive officer base salaries, incentive bonuses, equity grants, employment, severance and change of control agreements/provisions, any other benefits or compensation arrangements

The compensation committee has an annual calendar which includes specific officer compensation items to be reviewed and approved. During these meetings the committee reviews and discusses data and recommendations from the external compensation consultant and formulates final decisions and recommendations. From time to time the committee holds additional meetings to further review compensation data and finalize recommendations if it believes that additional information is necessary. These meetings are called by the committee chairman on an as needed basis.

For 2008, the compensation committee engaged Meyercord & Associates, an independent executive compensation consulting firm, as its compensation consultant to review the executive compensation levels and practices of our peer companies and make recommendations to the committee. The consultant works independently and reports directly to the committee. The consultant does not advise TriQuint’s management and only works with management at the consent of the committee. At each committee meeting the compensation consultant presents market data and trends and makes recommendations to the committee. The committee reviews the data and makes decisions based on the recommendations of the compensation consultant. The compensation consultant is on retainer to the committee and is responsible for the following items:

•	Annual executive bonus plan analysis and recommendation

•	Annual dilution analysis and recommendations

•	Annual board compensation analysis and recommendations

•	Peer company analysis

On request the compensation consultant also provides data from peer companies for executive salaries, bonuses, cash compensation and equity. The compensation consultant provided this information in 2008 at the request of the committee.

Mr. Quinsey, our chief executive officer, and Ms. Burke, our VP Human Resources, participate in all discussions regarding salaries and incentive compensation for all of our executive officers, except during discussions regarding their own salary and incentive compensation. Mr. Quinsey and Ms. Burke may make suggestions or recommendations during these discussions, however all decisions regarding the compensation of our executive officers are made solely by the compensation committee.

Nominating and Governance Committee. The nominating and governance committee, consisting of Messrs. Gary (who serves as chairman), Gibson, Kauser, Rhines, Sharp and Young, held four meetings in 2008. The purpose of the nominating and governance committee is to ensure that the board of directors is properly constituted to meet its fiduciary obligations to stockholders and our company and that we have and follow appropriate governance standards. To carry out this purpose, the committee: (1) assists the board by identifying prospective director nominees and recommending to the board the director nominees for the next annual meeting of stockholders; (2) develops and recommends to the board the governance principles applicable to us; (3) oversees the evaluation of the board and management; and (4) recommends director nominees for each committee. The board has adopted a written charter for the committee that details the responsibilities of the committee and is posted on our Internet web site. The Internet address for our web site is www.TriQuint.com, and the nominating and governance committee charter may be found as follows:

1.	From our main web page, first click on “Invest in TQNT”.

2.	Next, click on “Governance”.

3.	Next, click on “Nominating and Governance Committee Charter”.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee in 2008 has interlocking relationships as defined by the SEC or had any relationships requiring disclosure by TriQuint under the SEC’s rules requiring disclosure of certain relationships and related person transactions.

Director Compensation

Each non-employee director receives the following compensation components:

Cash component. We do not pay director fees to directors who are our employees. Our non-employee directors receive the following cash compensation:

•	the chairman of the board receives an annual retainer of $50,000.

•	each director, other than the chairman of the board, receives an annual retainer of $30,000.

•

an additional fee of $20,000 is paid to the chairman of the audit committee; $10,000 to the chairman of the compensation committee and $5,000 to the chairman of the nominating and governance committee.

•	members of the audit committee, other than the chairman, receive an annual fee of $8,000.

•	members of the compensation committee, other than the chairman, receive an annual fee of $5,000.

In addition, we offer participation in our group medical insurance program to all outside directors if they agree to pay the full COBRA rate. Only Mr. Sharp has opted to participate in this program at this time.

All fees earned by our non-employee directors are paid in four equal quarterly installments. In addition, our non-employee and employee directors are also reimbursed for out-of-pocket expenses incurred in connection with their attendance at board meetings. Mr. Sharp’s quarterly installment payments are reduced by the group medical premium.

Equity component. The 1996 Stock Incentive Program (as amended and restated effective February 2007) provides for an automatic, one-time grant of an option to purchase 33,000 shares of common stock to each non-employee director, effective on the date of the director’s initial appointment or election. The exercise price per share of the option is equal to the fair market value of our common stock as of the date of grant, and the option vests at a rate of 28% on the first anniversary of the grant date and 2% per month thereafter so long as the optionee remains a director of TriQuint.

In addition, the 1996 Program provides for an automatic, nondiscretionary annual grant, effective at each annual meeting of stockholders, of an option to purchase 17,500 shares of our common stock to each non-employee director, other than the chairman of the board. A non-employee director who acts as chairman of the board of directors receives an annual grant of an option to purchase 20,000 shares of our common stock under the 1996 Program, if immediately after the annual meeting, the director continues to serve as chairman. The grants are adjusted pro-rata for a partial year if a director becomes a member of the board at any time other than at the annual meeting of stockholders. The options have an exercise price equal to the fair market value of our common stock as of the date of grant and vest at a rate of 25% six months after grant date and 12.5% per calendar quarter thereafter following the date of grant so long as the optionee remains a director of our company. These annual option grants to directors have terms of five years. The nonemployee director equity compensation program will continue as a discretionary program adopted by the board under the new TriQuint 2009 Incentive Plan if it is approved by stockholders. The terms of the program for 2009 will remain the same as described above, except that the options will have a term of ten years.

The Company’s Nonqualified Deferred Compensation Plan provides that nonemployee directors are eligible to participate in the plan. However, no nonemployee directors have elected to participate.

Stock Ownership Guidelines

TriQuint requires each member of the board of directors to maintain a minimum ownership interest in TriQuint of 1,000 shares in an effort to align the interest of the board with the interests of stockholders. Further, the board members receive long-term incentives in the form of stock option awards to further align these interests. As of December 31, 2008, all board members met the minimum ownership requirement.

The following table details compensation paid to each director during the year ended December 31, 2008:

2008 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Paul A. Gary	$43,000	$46,630	$89,630
Charles Scott Gibson	43,000	46,630	89,630
Nicolas Kauser	35,000	46,630	81,630
Walden C. Rhines	40,000	46,630	86,630
Steven J. Sharp	50,000	59,715	109,715
Willis C. Young	50,000	46,630	96,630

(1)

These amounts represent the amount of expense we recognized in 2008 for stock options granted to the indicated director in 2008 and previous years based on the estimated fair value of these awards under Financial Accounting Standards Board issued Statement No. 123R “Share Based Payment” (FAS 123R), but excluding the effect of any estimated forfeitures. A summary of the assumptions we apply in calculating these amounts is set forth in Note 14 to the Condensed Consolidated Financial Statements included in our Annual Reports on Form 10-K for the years ended December 31, 2008. The aggregate number of shares subject to stock options outstanding at December 31, 2008 and the grant date fair value of option awards granted in 2008 for each of the directors were as follows:

Name	Aggregate Number of Option Awards Outstanding at December 31, 2008 (#)	Grant Date Fair Value of Option Awards Granted in 2008 ($)
Paul A. Gary	156,940	$53,490
Charles Scott Gibson	52,500	53,490
Nicolas Kauser	160,000	53,490
Walden C. Rhines	159,500	53,490
Steven J. Sharp	482,500	61,131
Willis C. Young	120,500	53,490

REPORT OF THE AUDIT COMMITTEE

The audit committee currently consists of three independent directors: Willis C. Young, Paul A. Gary and Charles Scott Gibson. The audit committee evaluates audit performance, manages relations with our independent registered public accounting firm, KPMG LLP, and evaluates policies and procedures relating to internal accounting functions and controls. The board has adopted a written charter for the audit committee which details the responsibilities of the audit committee. This report relates to the activities undertaken by the audit committee in fulfilling such responsibilities.

The audit committee’s function is not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The audit committee oversees our financial reporting process on behalf of the board. Management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls.

The audit committee also discusses with our independent registered public accounting firm the overall scope of audit services and plans. The audit committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of the independent registered public accounting firm’s evaluations of the effectiveness of our internal control over financial reporting, and the overall quality of our financial reporting.

The audit committee also reviews management’s report on internal control over financial reporting as well as the independent registered public accounting firm’s report to TriQuint on its audit of TriQuint’s internal control over financial reporting as required under section 404 of the Sarbanes-Oxley Act.

In connection with the financial statements for the year ended December 31, 2008, the Audit Committee has performed the following:

(1)	reviewed and discussed the audited financial statements and related disclosures with management and KPMG LLP;

(2)	reviewed the reports of each of management and KPMG LLP on TriQuint’s internal control over financial reporting;

(3)	discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended;

(4)	received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the registered accounting firm’s communications with the audit committee concerning independence and discussed with KPMG LLP the registered public accounting firms independence from the Company and its management; and

(5)	reviewed and approved the fees paid to KPMG for all services, and discussed whether KPMG’s provision of non-audit services was compatible with maintaining its independence.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Mr. Willis C. Young—Chairman

Dr. Paul Gary

Mr. Charles Scott Gibson

PROPOSAL NO. 2

RATIFY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board has appointed KPMG LLP as TriQuint’s independent registered public accounting firm to audit its consolidated financial statements for 2009. During 2008, KPMG LLP served as TriQuint’s independent registered public accounting firm and has done so since 1991. Although TriQuint is not required to seek stockholder approval of this appointment, the board believes it to be sound corporate governance to do so. If the appointment is not ratified, the audit committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

Representatives of KPMG LLP are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

Before selecting KPMG LLP, the audit committee carefully considered KPMG LLP’s qualifications as an independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The audit committee’s review also included matters to be considered under the rules of the SEC, including the nature and extent of non-audit services, to ensure that the independent registered public accounting firm’s independence will not be impaired. The audit committee expressed its satisfaction with KPMG LLP in all of these respects. The audit committee of our board has determined that the provision of services by KPMG LLP other than for audit related services is compatible with maintaining the independence of KPMG LLP as our independent registered public accounting firm. After review of all credentials, including industry expertise and services, the audit committee appointed KPMG LLP for the audit of TriQuint’s financial statements for 2009.

The following table shows KPMG LLP’s fees for the audit and other services provided for 2008 and 2007:

	2008	2007
Audit Fees(1)	$1,161,850	$1,027,160
Audit-Related Fees	—	—
Tax Fees(2)	—	—
All Other Fees(2)	—	—

	$1,161,850	$1,027,160

(1)

Audit fees represent fees for professional services provided in connection with the audit of our financial statements and our internal controls over financial reporting, and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	We did not engage KPMG LLP to provide advice to us regarding tax or financial information systems design and implementation during the years ended December 31, 2008 or 2007.

Pre-Approval of Audit and Non-Audit Services

The audit committee pre-approves all audit and permissible non-audit services provided by its independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Prior to engaging TriQuint’s independent registered public accounting firm to render an audit or permissible non-audit services, the audit committee specifically approves the engagement of TriQuint’s independent registered public accounting firm to render that service. Accordingly, TriQuint does not engage its independent registered public accounting firm to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the audit committee in advance. As such, the engagement of KPMG LLP to render 100% of the services described in the categories above was approved by the audit committee in advance of rendering these services.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF KPMG LLP AS TRIQUINT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009.

PROPOSAL NO. 3

APPROVE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE

CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS AND ADOPT A MAJORITY VOTING

STANDARD IN UNCONTESTED ELECTIONS OF DIRECTORS

After careful consideration and review of corporate governance policies widely considered to enhance corporate governance, our board of directors has decided that it is in the best interest of TriQuint and its stockholders to amend the Certificate of Incorporation to eliminate cumulative voting in the election of directors and adopt a majority voting standard in uncontested elections of directors. TriQuint’s Certificate of Incorporation and Bylaws currently provide for cumulative voting in the election of directors. Under cumulative voting, each stockholder is entitled to cast a number of votes in the election of directors equal to the number of votes which he or she would be entitled to cast for the election of directors with respect to his or her shares of stock multiplied by the number of directors to be elected. A stockholder may cast all of the stockholder’s votes for a single candidate or may distribute them among as many candidates as the stockholder chooses. The board believes that cumulative voting is not in the long term best interest of TriQuint and its stockholders because it permits minority stockholders to exercise undue influence in director elections. The board is seeking to eliminate cumulative voting and adopt a majority voting standard in uncontested elections of directors because it believes that a change to a majority vote standard in uncontested elections is in the best interest of stockholders and cumulative voting is incompatible with a majority voting standard for directors. Under Delaware law, unless a company’s charter or bylaws provide otherwise, directors will be elected by a plurality of the votes present and voting at a stockholder meeting. The board seeks to adopt a majority standard for the election of directors in uncontested elections because it believes that a majority standard is a more representative standard than a plurality voting standard in such a situation.

Background of Proposal No. 3

Cumulative voting is incompatible with a majority voting standard because cumulative voting enables individual stockholders or groups of stockholders with less than a majority of the shares to cumulate their votes to elect directors. Given TriQuint’s seven person board of directors, under cumulative voting, holders of as little as 14.3% of the shares of our stock could elect an individual director. Therefore, it is possible for stockholders holding a minority of the shares, whose interest and goals may not be consistent with those of the holders of a majority of the shares, to obtain representation on the board. The board believes that this type of representation may be disruptive and may impair the efficient management of TriQuint and that the majority standard is a more representative standard.

The board believes that a change to a majority voting standard in uncontested elections and a plurality standard in contested elections is appropriate. The proposed majority vote standard would require that a nominee for director in an uncontested election receive a majority of the votes present and voting at a stockholder meeting in order to be elected to the board. In contested elections, the affirmative vote of a plurality of the votes present and voting will be required to elect a director, provided that stockholder nominations have been properly submitted and not withdrawn. If an incumbent director does not receive a majority of the votes cast in an uncontested election, under Delaware law the director would continue to serve on the board until the next annual stockholder’s meeting and until a successor is duly elected, or until the director resigns. If the change to a majority voting standard in uncontested elections is adopted, however, the board will consider adding an appropriate provision in the Corporate Governance Guidelines regarding, or otherwise addressing, the potential case of an incumbent director who fails to receive the affirmative vote of a majority of the votes present and voting in an uncontested election a meeting of stockholders.

Under Delaware law, the elimination of cumulative voting and the replacement of cumulative voting with a majority standard require an amendment to the Certificate of Incorporation. If this proposal passes, the board of directors plans to exercise its powers under the Bylaws to also amend and replace portions of the Bylaws referring to cumulative voting with provisions requiring that, in order to be elected, a nominee for director in an uncontested election must receive the affirmative vote of a majority of the votes present and voting at a meeting of stockholders and, in the case of a nominee for director in a contested elections, the affirmative vote of a plurality of the votes present and voting, provided that stockholder nominations have been properly submitted and not withdrawn.

The proposed amendments would:

•	Eliminate Article Eleventh of the Company’s Certificate of Incorporation in its entirety. Article Eleventh currently provides:

“At the election of directors of the Corporation, each holder of stock or of any class or series of stock shall be entitled to as many votes as shall equal the number of votes which such stockholder would be entitled to cast for the election of directors with respect to his or her shares of stock multiplied by the number of directors to be elected and may cast all such votes for any director or for any two or more of them as such stockholder may see fit.”

•	Amend and restate Article Eighth of the Company’s Amended and Restated Certificate of Incorporation as follows, with additions underlined below:

“At each election of directors, a nominee for director shall be elected to the Board of Directors if the votes cast for the nominee’s election exceed the votes cast against the nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which: (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in the Corporation’s Bylaws; (ii) the nomination has not been withdrawn by the stockholder on or prior to fourteenth day before the date the Corporation first mails its notice of meeting for the meeting to the stockholders;; and (iii) the number of nominees for election as directors exceeds the number of directors to be elected. The number of directors which constitute the whole Board of Directors of the Corporation shall be designated as provided in the Bylaws of the Corporation.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS AND ADOPT A MAJORITY VOTING STANDARD IN UNCONTESTED ELECTIONS OF DIRECTORS.

PROPOSAL NO. 4

APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO PROVIDE FOR

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our board of directors has decided that it is in the best interest of TriQuint and its stockholders to amend the Certificate of Incorporation to provide for indemnification of directors and officers, in the manner described below. Our Bylaws currently provide for indemnification by TriQuint of current and former directors and officers to the maximum extent and in the manner permitted by Delaware law. However, our Certificate of Incorporation does not currently contain a corresponding provision. Delaware law permits companies to indemnify directors, officers and others against threatened, pending and completed legal actions. In order to provide existing directors and officers with protection against liability and losses and to provide additional protection to directors in the event of a change of control, the board is seeking to amend the Certificate of Incorporation to include a provision for indemnification of current and former directors and officers to the fullest extent permitted by law. The board believes that indemnification of directors and officers is necessary to provide protection to those individuals.

The proposed amendment would amend Article Tenth to add a second paragraph as follows:

“The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative or investigative by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO PROVIDE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS.

PROPOSAL NO. 5

APPROVE THE TRIQUINT 2009 INCENTIVE PLAN

Our board of directors believes that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve continued strong performance in the future by providing a direct link between executive compensation and long-term stockholder value creation. Accordingly, we are seeking stockholder approval of the TriQuint 2009 Incentive Plan, or the 2009 Plan. The board adopted the 2009 Plan, upon recommendation of its compensation committee, subject to stockholder approval at the Annual Meeting.

If the 2009 Plan is approved by stockholders, it will replace the TriQuint 1996 Stock Incentive Program and the Sawtek Inc. Second Stock Option Plan, which we refer to collectively in this proposal as the “Current Incentive Plans” and in the text of the 2009 Plan as the “Prior Plans.” If stockholders approve the 2009 Plan, no new awards will be granted under the Current Incentive Plans. If stockholders do not approve the 2009 Plan, the Current Incentive Plans will remain available for new grants.

The 2009 Plan authorizes the issuance of 10,000,000 shares of our common stock. In addition, up to 28,541,892 shares subject to awards outstanding under the Current Incentive Plans may become available for issuance under the 2009 Plan to the extent that these shares on or after the date of stockholder approval of the 2009 Plan, cease to be subject to the awards (such as by expiration, cancellation or forfeiture of the awards). The maximum number of shares that may be issued under the 2009 Plan is 38,541,892 shares, including shares that may become available from the Current Incentive Plans. In addition, as of December 31, 2008, 193,718 shares were available for issuance under the 2008 Inducement Award Program. As of March 13, 2009, we had total outstanding [    ] shares of our common stock.

Under applicable rules of the NASDAQ Global Select Market, we are required to obtain stockholder approval of the 2009 Plan. In addition, stockholder approval of the 2009 Plan is necessary to provide the compensation committee with the flexibility to grant incentive stock options to employees under the 2009 Plan and certain awards that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. See “U.S. Federal Income Tax Information.”

The principal features of the 2009 Plan are summarized below. This summary does not contain all information about the 2009 Plan. A copy of the complete text of the 2009 Plan is included as Appendix A to this proxy statement, and the following description is qualified in its entirety by reference to the text of the 2009 Plan.

DESCRIPTION OF THE 2009 PLAN

Purpose

The purpose of the 2009 Plan is to attract, retain and motivate our employees, officers and directors by providing them with the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of our stockholders. The 2009 Plan would also allow us to provide the same opportunity to consultants, agents, advisors and independent contractors.

Administration

The compensation committee of our board of directors will administer the 2009 Plan, except that the board will administer the 2009 Plan with respect to our non-employee directors. The board or the committee may delegate administration of the 2009 Plan in accordance with its terms. References to the “committee” below are, as applicable, to the compensation committee, the board or other delegate, including an officer of the Company authorized by the board or compensation committee to make grants to certain eligible employees of the Company.

Eligibility

Awards may be granted under the 2009 Plan to employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its subsidiaries and affiliates. As of March 13, 2009, approximately [            ] employees, including 12 executive officers, and seven non-employee directors were eligible to receive awards under the 2009 Plan.

Number of Shares

The number of shares of common stock authorized for issuance under the 2009 Plan is 10,000,000. In addition, any shares subject to outstanding awards under the Current Incentive Plans as of the date of stockholder approval of the 2009 Plan that cease to be subject to these awards (other than from exercise or settlement of the awards in shares) will automatically become available for issuance under the 2009 Plan, up to an aggregate maximum of up to 28,541,892 shares. Including the number of shares that may become available for issuance under the 2009 Plan from the Current Incentive Plans, the total number of shares that may be issued under the 2009 Plan is 38,541,892 shares. The maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options is the same as the total number of shares authorized under the 2009 Plan. Any shares of our common stock subject to awards other than stock options or stock appreciation rights will count against the numerical limits of the plan as 1.5 shares of common stock for every one share of common stock subject to the award.

The following shares will be available again for issuance under the 2009 Plan:

•	shares subject to awards that lapse, expire, terminate or are canceled prior to issuance of the underlying shares;

•	shares subject to awards that are subsequently forfeited to or otherwise reacquired by us;

•	shares related to an award that is settled in cash or in another manner where some or all of the shares covered by the award are not issued.

Awards granted in assumption of or substitution for previously granted awards in acquisition transactions will not reduce the number of shares authorized for issuance under the 2009 Plan.

Shares withheld by or tendered to us as payment for the purchase price of an award or to satisfy tax withholding obligations related to an award, or shares covered by a stock-settled SAR that are not issued in settlement of the SAR, will not be available again for issuance under the 2009 Plan.

If any change in our stock occurs by reason of any stock dividend, stock split, spin-off, recapitalization, merger, consolidation, combination or exchange of shares, distribution to stockholders other than a normal cash dividend or other change in our corporate or capital structure, the committee will make proportional adjustments to the maximum number and kind of securities (a) available for issuance under the 2009 Plan, (b) issuable as incentive stock options, (c) issuable to certain individuals subject to Code Section 162(m), and (d) subject to any outstanding award, including the per share price of such securities.

Types of Awards

The 2009 Plan permits the grant of any or all of the following types of awards.

Stock Options. The committee may grant either incentive stock options, which must comply with Code Section 422, or nonqualified stock options. The committee sets option exercise prices and terms, except that the exercise price of stock options granted under the 2009 Plan must be at least 100% of the fair market value of the common stock on the date of grant, except in the case of options granted in connection with assuming or substituting options in acquisition transactions. At the time of grant, the committee determines when stock options are exercisable and when they expire, except that the term of a stock option cannot exceed ten years. Unless the committee otherwise determines, fair market value means, as of a given date, the closing price of our common stock during regular session trading on the New York Stock Exchange.

Stock Appreciation Rights (SARs). The committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2009 Plan or on a stand-alone basis. SARs are the right to receive payment per share of an exercised SAR in stock or cash, or a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over its fair market value on the date the SAR was granted. Exercise of an SAR issued in tandem with stock options will result in the reduction of the number of shares underlying the related SAR to the extent of the SAR exercised. The term of a stand-alone SAR cannot be more than ten years, and the term of a tandem SAR will not exceed the term of the related option.

Stock Awards, Restricted Stock and Stock Units. The committee may grant awards of shares of common stock, or awards designated in units of common stock, under the 2009 Plan. These awards may be made subject to repurchase or forfeiture restrictions at the committee’s discretion. The restrictions may be based on continuous service with us or the achievement of specified performance criteria, as determined by the committee.

Performance Awards. The committee may grant performance awards in the form of performance shares or performance units. Performance shares are units valued by reference to a designated number of shares of common stock, and performance units are units valued by reference to a designated amount of cash. Either may be payable in stock or cash, or a combination of stock and cash, upon the attainment of performance criteria and other terms and conditions as established by the committee.

Other Stock or Cash-Based Awards. The committee may grant other incentives payable in cash or in shares of common stock, subject to the terms of the 2009 Plan and any other terms and conditions determined by the committee.

Repricing

The 2009 Plan prohibits the cancellation or amendment of outstanding options or stock appreciation rights for the purpose of repricing, replacing or regranting the awards with options or stock appreciation rights that have a purchase or grant price that is less than the purchase or grant price for the original option or stock appreciation right, except in connection with certain adjustments, or the issuance of an option or amendment of an outstanding option to provide for the grant or issuance of a new option on exercise of the original option.

Performance-Based Compensation under Code Section 162(m)

Performance Goals and Criteria. If the committee intends to qualify an award under the 2009 Plan as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986,

as amended (the “Code”), the performance goals selected by the committee may be based on the attainment of specified levels of one, or any combination, of the following performance criteria for the Company as a whole or any business unit, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); cash position; working capital; earnings per share; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; operating earnings; economic profit; profit before tax; return on assets; return on equity; debt; debt plus equity; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; sales growth; market or economic value added; equity or stockholder’s equity; stock price appreciation; total stockholder return; cost control; strategic initiatives; market share; net income; net profit; net sales; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics.

The performance goals also may be based on the achievement of specified levels of performance for the Company as a whole or any business unit or applicable affiliate under one or more of the performance goals described above relative to the performance of other corporations.

The committee may provide in any award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to stockholders for the applicable year; acquisitions or divestitures; foreign exchange gains and losses; and gains and losses on asset sales.

Adjustments and Certification. The committee may adjust the amount payable pursuant to an award under the 2009 Plan that is intended to qualify as “performance-based compensation” under Section 162(m) downward but not upward. The committee may not waive the achievement of performance goals related to an award except in the case of a participant’s death or disability. Section 162(m) requires that the committee certify that performance goals were achieved before the payment of the “performance-based compensation.”

Limitations. Subject to certain adjustments, participants who are granted awards intended to qualify as “performance-based compensation” under Section 162(m) may not be granted awards, other than performance units, for more than 750,000 shares of common stock in any calendar year, except that additional awards for up to 750,000 shares may be granted to newly hired or promoted individuals in any calendar year. The maximum dollar value payable to any participant with respect to performance units or other awards payable in cash that are intended to qualify as “performance-based compensation” cannot exceed $1,000,000 in any calendar year.

Change of Control

Under the 2009 Plan, unless otherwise provided in the instrument evidencing an award or in a written employment, services or other agreement between the participant and us, in the event of a change of control:

•

All outstanding awards, other than performance shares and performance units, will become fully and immediately exercisable and all applicable deferral and restriction limitations or forfeiture provisions will lapse, immediately prior to the change of control and the awards will terminate at the effective time of the change of control. However, upon certain changes of control, such as specified reorganizations, mergers or consolidations, the awards will become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions will lapse, only if and to the extent the awards are not converted, assumed or replaced by a successor company.

•

All performance shares and performance units will be payable based on targeted performance being attained as of the effective date of the change of control and will be paid in accordance with the payout schedule for the award.

•	In the event of certain reorganizations, mergers or consolidations, the committee may in its discretion instead provide that a participant’s outstanding awards will be cashed out.

Definition of Change of Control. Unless the committee determines otherwise with respect to an award at the time it is granted or unless otherwise defined for purposes of an award in a written employment, services or other agreement between a participant and us, a change of control of the Company generally means the occurrence of any of the following events:

•

an acquisition by any individual, entity or group of beneficial ownership of 50% or more of either (a) the then outstanding shares of common stock or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (excluding generally any acquisition directly from the Company, any acquisition by the Company, any acquisition by any employee benefit plan of the Company or an affiliate, or the completion of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company pursuant to which specific requirements are met);

•

a change in the composition of the board of directors in any two-year period with the result that the incumbent board members cease to constitute at least a majority of the board (not including directors whose election, or nomination for election by stockholders, was approved by a majority of the incumbent board);

•	completion of specified reorganizations, mergers or consolidations or other disposition of all or substantially all of the assets of the Company; or

•	completion of a complete liquidation or dissolution of the Company.

Amendment and Termination

The board of directors or the committee may amend the 2009 Plan, except that if any applicable statute, rule or regulation requires stockholder approval for an amendment to the 2009 Plan, then to the extent so required, stockholder approval will be obtained. The board or the committee may also suspend or terminate all or any portion of the 2009 Plan at any time, but any suspension or termination may not, without a participant’s consent, materially adversely affect any rights under any outstanding award. Unless sooner terminated by the board or committee, the 2009 Plan will terminate ten years after the date of stockholder approval of the 2009 Plan.

U.S. Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the 2009 Plan generally applicable to us and to participants in the 2009 Plan who are subject to U.S. federal taxes. The summary is based on the , applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options. A participant generally will not recognize income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. When a nonqualified stock option is exercised, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options. A participant generally will not recognize income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment as an employee or within three months after his or her employment ends (12 months in the case of permanent and total disability), the participant will not recognize income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will recognize income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the option exercise price. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price.

Stock Appreciation Rights. A participant generally will not recognize income upon the grant or vesting of an SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Unrestricted Stock Awards. Upon receipt of an unrestricted stock award, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares.

Restricted Stock Awards. Upon receipt of a restricted stock award, a participant generally will recognize compensation taxable as ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. Instead of postponing the federal income tax consequences of a restricted stock award until the restrictions lapse, a participant may elect to recognize compensation taxable as ordinary income in the year of the award in an amount equal to the fair market value of the shares at the time of receipt. This election is made under Section 83(b) of the Code. In general, a Section 83(b) election is made by filing a written notice with the Internal Revenue Service within 30 days of the date of grant of the restricted stock award for which the election is made and must meet certain technical requirements.

The tax treatment of a subsequent disposition of restricted stock will depend upon whether a participant has made a timely and proper Section 83(b) election. If a participant makes a timely and proper Section 83(b) election, when the participant sells the restricted shares, the participant generally will recognize short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant receives from the sale and the tax basis of the shares sold. If no Section 83(b) election is made, any disposition after the restriction lapses generally will result in short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, the participant paid for the shares plus the amount of taxable ordinary income recognized either at the time the restrictions lapsed or at the time of the Section 83(b) election, if an election was made. If a participant has to forfeit the shares to us (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction for the amount of compensation income recognized as a result of making the Section 83(b) election, and the participant generally will have a capital loss equal to the amount, if any, paid for the shares.

Restricted Stock Units. A participant generally will not recognize income at the time a stock unit is granted. When any part of a stock unit is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the then fair market value of any shares, cash or property the participant receives.

Performance Shares and Performance Units. A participant generally will not recognize income upon the grant of performance shares or performance units. Upon the distribution of cash, shares or other property to the participant pursuant to the terms of the performance shares or units, the participant generally will recognize compensation taxable as ordinary income equal to the excess of the amount of cash or the fair market value of any property transferred to the participant over any amount paid by the participant with respect to the performance shares or units.

Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Code Section 409A. We intend that awards granted under the 2009 Plan comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Code Section 162(m). Under Code Section 162(m), we are generally prohibited from deducting compensation paid to “covered employees” in excess of $1,000,000 per person in any year. “Covered employees” are defined as the principal executive officer and any one of the three highest paid executive officers (other than the principal executive officer or the principal financial officer) as of the close of the applicable taxable year. Compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1,000,000 limit. In general, one of the requirements that must be satisfied to qualify as performance-based compensation under Code Section 162(m) is that the material terms of the performance goals under which the compensation may be paid must be disclosed to and approved by a majority vote of our stockholders. Accordingly, stockholder approval of the 2009 Plan is necessary to ensure that we have the ability to exclude taxable compensation attributable to stock options, stock appreciation rights and performance-based awards under the 2009 Plan that are intended to qualify as “qualified performance-based compensation” under Code Section 162(m) from the limits on tax deductibility imposed by Section 162(m).

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the 2009 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2009 Plan until all tax withholding obligations are satisfied.

Plan Benefits

All awards to employees, officers, directors and consultants under the 2009 Plan are made at the discretion of the committee. Therefore, the benefits and amounts that will be received or allocated under the 2009 Plan are not determinable at this time. However, please refer to the description of grants made to our named executive officers in the last fiscal year described in the “2008 Grants of Plan-Based Awards” table. Grants made to our non-employee directors in the last fiscal year are described in “Director Compensation.” The closing price of our common stock, as reported on the NASDAQ Global Select Market on March 13, 2009, was $[            ] per share.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE TRIQUINT 2009 INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2008 concerning securities authorized for issuance under equity compensation plans of the Company.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	28,504,165	(1)	$9.30	(2)	5,585,402	(3)(5)
Equity compensation plans not approved by security holders	1,347,130	(4)	$10.65		193,718

Total	29,851,295		$9.36	(2)	5,779,120	(3)(5)

(1)

Of these shares of common stock, 27,799,193 shares were subject to outstanding options under the 1996 Program, 680,521 shares were subject to outstanding options under the Sawtek Inc. Second Stock Option Plan and 24,451 shares were subject to outstanding options under the Sawtek Inc. Stock Option Plan for Acquired Companies.

(2)

The weighted average exercise price excludes the shares in the 2007 Employee Stock Purchase Plan (“2007 ESPP”). We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 2007 ESPP or the weighted average exercise price of outstanding rights under the 2007 ESPP. The 2007 ESPP provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.

(3)

Consists of 4,489,567 shares of our common stock reserved for issuance under our 1996 Program and 1,095,835 shares of our common stock reserved for future issuance under our 2007 ESPP. Shares available for issuance under the 1996 Program can be granted pursuant to stock options, stock appreciation rights, restricted stock or units, performance units, performance shares and any other stock based award selected by the plan administrator. We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 2007 ESPP or the weighted average exercise price of outstanding rights under the 2007 ESPP. The 2007 ESPP provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.

(4)

Of these shares of common stock, 290,848 shares were subject to outstanding options under the 1998 Nonstatutory Stock Option Plan and 1,056,282 shares were subject to outstanding options under the 2008 Inducement Award Program.

(5)	Excludes 10,000,000 shares that will become available for issuance if stockholders approve of the TriQuint 2009 Incentive Plan

2008 INDUCEMENT AWARD PROGRAM

In May 2008, the board adopted the 2008 Inducement Award Program (the “2008 Program”).The 2008 Plan provides for the issuance of up to 1,250,000 shares of the Company’s common stock. As of December 31, 2008, options to acquire 1,056,282 shares were outstanding. Most of these options were granted in connection with the acquisition of WJ Communications. Stockholder approval of the 2008 Program was not required under the rules of the NASDAQ Global Select Market. The material terms of the 2008 Program are summarized below.

The purposes of the 2008 Program are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants and to promote the success of our business.

The 2008 Program authorizes the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights and other stock or cash awards at the discretion of the compensation committee to new employees.

The terms of options that may be granted under the 2008 Program are as follows. The exercise price of an option may not be less than the fair market value of our common stock on the date of grant and the term of each option will be stated in the stock option agreement. All of the options that are currently outstanding under the 2008 Program vest and become exercisable over a four year period beginning on the first quarterly date after the grant date. Quarterly dates are March 1, June 1, September 1 and December 1. Payment of the exercise price may be made by cash, check, cashless exercise, other shares of our common stock, any other form of consideration permitted by applicable law or any combination of the foregoing methods of payment. Options may be made exercisable only under the conditions the board of directors or its appointed committee may establish. If an optionee’s employment terminates for any reason, the option remains exercisable for a fixed period of three months or such longer period as may be fixed by the board or the compensation committee up to the remainder of the option’s term.

The number of shares available for future grant and the number of shares subject to previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, mergers, combinations, reclassification of the common stock or other changes in capitalization as described in the 2008 Program.

In the event of a merger of our company with or into another corporation, or the sale of substantially all of our assets, each outstanding option under the 2008 Program must be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute for the option, the optionee will fully vest in and have the right to exercise the option as to all of the shares subject to the option, including shares which would not otherwise be vested or exercisable.

The 2008 Program provides that the board of directors may amend or terminate the 2008 Program without stockholder approval, but no amendment or termination of the 2008 Program or any award agreement may adversely affect any award previously granted under the 2008 Program without the written consent of the optionee.

1998 NONSTATUTORY STOCK OPTION PLAN

In December 1997, the board of directors adopted the 1998 Nonstatutory Stock Option Plan (the “1998 Plan”). The 1998 Plan was subsequently amended and restated in July 2003. The 1998 Plan terminated on December 3, 2007. The material terms of the 1998 Plan are summarized below.

The purposes of the 1998 Plan were to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants and to promote the success of our business.

The aggregate number of shares of our common stock initially authorized for issuance under the 1998 Plan was 3,000,000 (post-split). In December 2002, the board of directors amended the 1998 Plan to increase the aggregate number of shares of common stock authorized for issuance by 1,000,000 for the purpose of granting stock options to our new employees from businesses that we acquired in 2002 and early 2003. As of December 31, 2008, options to acquire 290,848 shares were outstanding.

The 1998 Plan authorized the grant of nonstatutory stock options to consultants and employees who were not officers or directors.

The terms of options granted under the 1998 Plan are as follows. The exercise price of an option could not be less than the fair market value of our common stock on the date of grant and the term of each option was stated in the stock option agreement. All of the options that are currently outstanding under the 1998 Plan vest and become exercisable over a four year period beginning at the grant date. Payment of the exercise price may be made by cash, check, promissory note, cashless exercise, other shares of our common stock, any other form of consideration permitted by applicable law or any combination of the foregoing methods of payment. Options could be made exercisable only under the conditions the board of directors or its appointed committee established. If an optionee’s employment terminates for any reason, the option remains exercisable for a fixed period of three months or such longer period as may be fixed by the board or its appointed committee up to the remainder of the option’s term.

The number of shares subject to previously granted but unexercised options is subject to adjustment for any future stock dividends, splits, mergers, combinations, reclassification of the common stock or other changes in capitalization as described in the 1998 Plan.

In the event of a merger of our company with or into another corporation, or the sale of substantially all of our assets, each outstanding option under the 1998 Plan must be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute for the option, the optionee will fully vest in and have the right to exercise the option as to all of the shares subject to the option, including shares which would not otherwise be vested or exercisable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of March 13, 2009, by:

•	each stockholder known by us to beneficially own more than 5% of our common stock;

•	each of our directors and director nominees;

•	each of our executive officers named in the summary compensation table on page 42; and

•	all of our directors and executive officers as a group.

Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the common stock listed.

Beneficial Owners	Number of Outstanding Shares Beneficially Owned	Number of Shares Underlying Options Exercisable(2)	Total Shares Beneficially Owned and Shares Underlying Exercisable Options	Percent of Outstanding Shares (%)(2)
5% Stockholders
Mazama Capital Management, Inc. One SW Columbia Street, Suite 1500 Portland, OR 97258	13,667,742	—	13,667,742
Dimensional Fund Advisors Inc 1299 Ocean Avenue Santa Monica, CA 90401	10,681,839	—	10,826,351
Barclays Global Investors UK Holdings Ltd Pza de Colon 2 28046 Madrid, Spain	10,645,953	—	10,291,027

Directors and Named Executive Officers(1)
Dr. Paul A. Gary	17,250	143,814	161,064
Charles Scott Gibson(3)	58,913	39,374	98,287
Nicolas Kauser	59,000	146,874	205,874
Ralph G. Quinsey	47,000	1,126,875	1,173,875
Dr. Walden C. Rhines(4)	93,500	146,374	239,874
Steven J. Sharp(5)	590,246	467,498	1,057,744
Willis C. Young	26,609	107,374	133,983
Steven J. Buhaly	44,147	89,375	133,522
Thomas V. Cordner	70,333	394,314	464,647
Todd A. DeBonis	40,080	400,313	440,393
Timothy A. Dunn	9,238	163,750	172,988
All directors and executive officers as a group (19 persons)	1,610,474	5,246,292	6,856,766

*	Less than 1%

(1)

The address of all directors and named executive officers is the address of our company: 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124. Information for 5% stockholders is based solely on the information reported by these stockholders on Schedule 13D or 13G filed with the Securities and Exchange Commission.

(2)

Applicable percentage of ownership is based on [    ] shares of common stock outstanding as of March 13, 2009, together with applicable options held by each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of common stock subject to options currently exercisable or exercisable within 60 days after March 13, 2009, are deemed outstanding for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage of any other person.

(3)	Includes 1,000 shares held in trust by Mr. Gibson and 25,000 shares held in trust by Mr. Gibson’s wife.

(4)

Includes 6,000 shares held by Dr. Rhines’ wife, 20,000 shares owned jointly with his wife and 30,000 shares in an IRA. Also includes 20,000 shares held by The Rhines Foundation to which Mr. Rhines disclaims beneficial ownership.

(5)	Includes 13,600 shares held by a not-for-profit charitable foundation for which Mr. Sharp is the trustee but from which he receives no benefits.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of the forms we have received, or written representations from certain reporting persons, we believe that during 2008, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements, except one amended Form 4 report was inadvertently filed late for each of the following current officers: Todd DeBonis, Tim Dunn, Brian Balut, Glen Riley, Tom Cordner, David Pye and Azhar Waseem.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The compensation committee of the board of directors (the “compensation committee” or “committee”) is responsible for determining all components of the compensation to be paid to each of our named executive officers, including salaries, incentives and other forms of compensation. This Compensation Discussion and Analysis discusses our compensation program for our President and Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated officers, which we collectively refer to as our named executive officers.

Compensation Philosophy and Objectives

TriQuint’s executive compensation program is designed to align the interests of our executives with the interests of the stockholders by creating an environment that rewards performance relative to TriQuint’s goals and total stockholder return. Our executive compensation program is also designed to attract and retain qualified executives in the highly competitive high technology marketplace in which we compete. In this regard, the levels and types of executive compensation that make up TriQuint’s executive compensation packages, which are established by the committee, are designed to be competitive with those available to executives at other companies in our industry. In particular:

•

We base our compensation on the level of job responsibility, individual performance, and company performance. As executives progress to higher levels of responsibility in the organization, an increasing proportion of their pay is linked to company performance and stockholder returns through bonus programs and stock option awards.

•

Our compensation programs are competitive with the market compensation of executive positions in similarly situated companies in our industry. To attract and retain a highly-skilled executive team, we must remain competitive with the compensation packages of other high technology employers that compete with us for talent.

•	We develop and administer our compensation programs to foster the long-term retention of our executives.

Our executive compensation program consists of semi-annual, annual and long-term components, which are considered together in assessing whether the program is attaining its designed objectives. The compensation committee recommends a compensation philosophy, which is subsequently approved by the Board of Directors. Recent changes in the philosophy recommended by the committee and approved by the Board of Directors include a move from paying below market wages, incentives and above market equity compensation to paying market median wages, incentives and equity compensation, taking into consideration individual and company performance.

The global and financial credit crisis has impacted TriQuint’s compensation program. The compensation committee has frozen salaries at 2008 levels for executive officers until business conditions improve. In addition, the compensation committee approved a revision of the 2009 management incentive plan (“MIP”) to eliminate any bonus payout for the first quarter of 2009. The MIP incentive payouts require achieving specified minimum operating profit and return on invested capital (“ROIC”) targets during the incentive period. We do not believe our executive compensation is structured to promote inappropriate risk taking by our executives. We believe that our focus on operating profit and ROIC encourages management to balance risks and profitability.

How We Set Compensation

On an annual basis, the compensation committee is responsible for reviewing and approving the compensation of our named executive officers. In determining total executive compensation packages for

2008, the committee considered various measures of company and industry performance including revenue, operating income, market capitalization, gross margins, total stockholder return, and growth rates. The committee does not assign these performance measures relative weights. The committee considers these performance measures as good indicators of company performance and makes a subjective determination of compensation after considering all of these measures collectively.

The compensation committee also compares TriQuint’s programs with other technology companies of comparable size and stature. After careful analysis, the peer group was changed by adding five new companies and excluding four companies from 2007 for a better comparison of companies that owned fabrication facilities. The companies used for peer comparison in 2008 include:

- Anadigics, Inc.	- Atheros Communications, Inc.	- Cree, Inc.
- Diodes Inc.	- Hittite Microwave Corporation	- Integrated Device Technology Inc.
- IXYS Corporation	- Lattice Semiconductor Corporation	- Micrel, Inc.
- Microsemi Corporation	- PMC–Sierra Inc.	- Power Integrations, Inc.
- QLogic Corporation	- R.F. Micro Device, Inc.	- Semtech Corporation
- Silicon Image, Inc.	- Silicon Laboratories	- SiRF Technology, Inc.
- Skyworks Solutions, Inc.	- Standard Microsystems Corporation

In analyzing this information, the compensation committee compares the executive compensation programs as a whole, and compares the pay of individual executives if the committee believes the jobs are sufficiently similar to make meaningful comparisons. The primary reason the committee analyzes peer group data is to ensure that the executive compensation program as a whole is competitive with compensation programs at peer group companies. The committee does not target a specific position in the range of comparative data for each individual or for each component of compensation. However, the committee establishes individual amounts in view of the comparative data and such other factors as an executive’s level of responsibility, and prior experience and the Committee’s judgment as to individual performance. The committee does not apply formulas or assign these factors specific mathematical weights; instead, the Committee exercises judgment and discretion. In 2008 the committee reviewed peer data for comparable positions for our officers and considered overall performance and impact on the Company.

Prior to 2008 the target incentives were well below market median for the named executive officers. For 2008 the compensation committee brought these targets closer to market for all named executive officer positions. We now believe that these target incentives are competitive and sufficient to attract and retain the caliber of executives needed to run the business. In 2008, the committee retained Meyercord & Associates as its compensation consultant for assistance in determining appropriate compensation packages under the authority of the committee charter. The consulting firm provides competitive market data, offers recommendations based on their analysis of the data and their experience, and meets in private session with the Committee to determine base pay, bonus targets and long term equity compensation for the officers. In particular, the compensation consultant assisted the committee in analyzing our stock option budget.

TriQuint links executive compensation to performance. Specifically, short-term incentive compensation is tied directly to corporate performance in the form of TriQuint’s management incentive plans, while long-term incentive compensation is tied more directly to long-term corporate performance in the form of equity compensation awards. TriQuint has allocated these compensation elements in a manner that the committee believes will support TriQuint’s long-term success and profitability and is aligned with total stockholder return. This balanced approach employs a greater percentage of short-term and long-term incentives at increasingly higher levels of responsibility, where individuals have the greatest influence on TriQuint’s strategic direction and results over time. Under TriQuint’s plans, company performance above targeted objectives results in increased total compensation, while performance below targeted objectives results in decreased total compensation. In establishing our chief executive officer’s compensation for 2008, the committee applied the principles outlined above in the same manner as they were applied to our other executives.

Elements of Compensation

TriQuint’s annual executive compensation program consists of three principal elements:

(1)	base salary,

(2)	cash incentives, including a management incentive plan and one-time cash bonuses, and

(3)	long-term incentives in the form of stock options or other stock related compensation.

In addition, TriQuint offers a 401(k) retirement plan and a nonqualified deferred compensation plan. Generally, TriQuint also provides other benefits to executives, including eligibility to participate in TriQuint’s employee stock purchase plan and change in control arrangements (described below). TriQuint may also reimburse the costs for business meals and travel, and provide communication devices for its executives, but only if the items are integrally and directly related to the performance of the executive’s duties.

Base Salaries. The committee reviews base salary levels for the named executive officers of TriQuint annually. The committee’s current policy is to maintain market competitive base salary levels when compared with those of executives holding similar positions with other companies in our industry peer group. The committee has designed base salaries to compensate executives competitively within the industry and the marketplace, which it believes is necessary to attract and retain key employees. Base salaries for Mr. Quinsey, Mr. Dunn, and Mr. Cordner were increased between 2007 and 2008 after reviewing the comparable positions in our peer companies and their performance. The base salaries for Mr. DeBonis and Mr. Buhaly were not increased because their salaries were consistent with those of our peer companies.

Cash Incentives. The committee establishes cash incentives for each of our named executive officers, which include a management incentive plan.

Management Incentive Plan. All named executive officers, except those on a sales incentive/bonus plan participate in TriQuint’s management incentive plan. This plan, which is reviewed and approved by the committee on an annual basis, provides incentives to its named executive officer participants if specified minimum operating income targets and return on invested capital (ROIC) targets are achieved during the applicable period. The ROIC target was added in 2008 in order to better align the goals of the executive officers with the interests of TriQuint’s stockholders. The operating income and ROIC components are weighted as follows: 75% for achievement of the operating income goal; and 25% for achievement of the ROIC goal. There is no payout from this plan if performance is below 80% of TriQuint’s targets. The payments are capped at 200% of the targets.

The operating income and ROIC used to calculate the payout from this plan are based on TriQuint’s GAAP (Generally Accepted Accounting Principles) operating income, which may be adjusted by the committee to exclude certain unusual items (including, but not limited to severance, impairment, restructuring costs, acquired in-process research and development, first year losses or gains of any acquired entities, and same year losses or gains of divestitures). Potential payouts from this plan are set semi-annually by the committee, and are paid semi-annually. The specific operating income goal for the first half of 2008 was $15.0 million. The actual operating income was $6.6 million, resulting in no payout for the first half of 2008. The ROIC target for the same period was 9% and the actual ROIC was 3%, also resulting in no payout for the first half of 2008. For the second half of 2008 the operating income goal was $30.0 million. The actual operating income was $16.3 million after adding back certain unusual items, resulting in no payout for the second half of 2008. The ROIC target for the second half of 2008 was 13.6% and the actual ROIC was 7.4%, again resulting in no payout.

In August 2008, the committee approved a one-time enhanced incentive program for all participants in the company’s management incentive plan for the second half of 2008. The purpose of this program was to help maintain focus on execution of TriQuint’s operating plan for the second half of 2008, which the committee believed was a very important period for TriQuint. The program required the achievement of operating income targets above the targets for the second half of 2008 and was capped at 80% of the target payout for the first half of 2008. The actual targets are described in the paragraph above. The targets of this program were not met and there was no payout.

The committee determines the overall affordability of the management incentive plan and considers industry benchmark data. In 2007 the Committee determined that the potential payouts under this plan were below the industry average based upon benchmark data. For the 2008 plan, the committee adjusted the target incentive payout for Mr. Quinsey to 75% of base salary. The committee also adjusted the target payouts of Mr. Dunn and Mr. Cordner to 50% of base salary. Mr. Buhaly’s target payout was already set at 50% of base salary and was not adjusted. The committee made these decisions based on both market comparisons and affordability of the plan.

Other Cash Incentives. The committee awarded Mr. Quinsey a lump sum payment of $40,000 in 2008 to recognize his outstanding performance. The committee also awarded Mr. Cordner a lump sum payment of $10,000 to recognize his outstanding performance.

In addition to a base salary, Todd DeBonis, our vice president of worldwide sales, receives a sales incentive bonus. His 2008 sales incentive target was raised from 50% to 70% of his base salary as a result of his outstanding performance and to insure that his compensation is market competitive. The actual performance targets for 2008 for Mr. DeBonis were based on an annual revenue quota of $585 million, a design win revenue quota, a cost of sales expense target of $28.1 million and forecast accuracy. Mr. DeBonis is not eligible for the management incentive plan.

Long-Term Incentives. TriQuint provides its named executive officers with long-term incentives through the grant of stock options under its 1996 Program. TriQuint has chosen stock options as a key compensation element because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of TriQuint’s common stock and thus this portion of the executives’ compensation is directly aligned with increases in stockholder returns.

Stock options are granted to executive officers in conjunction with each executive officer’s commencement of employment with TriQuint and upon promotion to executive officer. An officer may also receive an annual grant based on several factors. All of the officers received annual stock option grants in May 2008. There are two types of annual stock option grants: refresh grants and performance/retention grants. Refresh grants are based on the recipient’s value and contribution to the company and vest in four equal quarterly increments beginning in the third year from the date of grant. Performance/retention grants are designed to retain key performers and vest in equal quarterly increments over the four years following the grant date. When determining the number of stock options to be awarded to an executive officer, the committee considers the following:

(i)	the executive’s current contribution to TriQuint’s performance;

(ii)	the executive’s anticipated contribution in meeting TriQuint’s long-term strategic performance goals; and

(iii)	comparisons to an analysis of published surveys of executive stock option grants made by other high technology and semiconductor companies at a similar stage of development as TriQuint generated by the committee’s consultant.

The companies used for peer comparison in 2008 are the same companies in our industry peer group used for assessing base compensation detailed above. The committee’s compensation consultant provided the external market data from our peer companies. Individual considerations, such as the executive’s current and anticipated contributions to TriQuint’s performance, may be more subjective and less measurable by financial results at the corporate level. In this respect, the committee exercises significant judgment in measuring the contribution or anticipated contribution to TriQuint’s performance. The committee also periodically reviews the stock options granted to determine whether there is an equitable distribution of those options among the executive officers.

The 1996 Program also allows for the award of restricted stock, restricted stock units, stock appreciation rights, performance shares and performance units. To date however, TriQuint has not granted any awards other than stock options. The committee periodically assesses the value of utilizing other equity instruments in executive compensation packages. In addition, the committee evaluates FAS 123R compliance costs as part of its assessment process. Because TriQuint is considered to have high potential growth opportunities, the committee believes that stock options are the most appropriate form of long term incentive for the officers at this time.

Other Compensation Issues

Deferred Compensation. TriQuint provides its named executive officers the opportunity to defer a specified portion of their cash compensation into a non-qualified deferred compensation plan under which TriQuint is obligated to pay accumulated balances on a future date. TriQuint does not contribute any funds to this program and the payout to each participant is affected by any positive or negative investment results from investment alternatives selected by the participant under the deferred compensation plan. TriQuint has chosen to allow these executives to participate in this plan because it believes the deferred compensation plan is a cost effective way to provide executives retirement planning benefits.

Termination and Change in Control Arrangements. All of our named executive officers have change of control agreements that provide for the payment of severance benefits in the event that they are terminated without cause or resign for good reason. These agreements are intended to assist TriQuint in recruiting and retaining talented executives. The level of these severance benefits is tied to the executive’s annual base salary and targeted cash management incentive opportunity. A more detailed discussion of these agreements can be found under the “Potential Payments Upon Termination or Change of Control” section of the Proxy Statement

In March 2008, the committee approved a revised change of control policy for all of our executive officers, which provides the same level of benefits for all officers. The new policy was put in place to encourage the officers to remain focused and dedicated to the best interests of TriQuint’s stockholders in a change of control situation. All of the officers with pre-existing agreements containing change of control provisions chose to amend the portion of those agreements relating to a change of control to incorporate the terms of the new change of control policy. A description of the material terms of our severance and change of control policy can be found under the “Potential Payments Upon Termination or Change of Control” section of the Proxy Statement.

Stock Ownership Guidelines. The committee requires that each named executive officer maintain a minimum ownership interest in TriQuint of 1,000 shares in an effort to align the interests of management with the interests of stockholders. As of December 31, 2008, all named executive officers met the minimum ownership requirements.

Deductibility of Executive Compensation. The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1,000,000 in any taxable year for certain executive officers, unless certain exemption requirements are met. Compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1,000,000 limit under Section 162(m). We believe that all taxable compensation in 2008 paid to those of our named executive officers who are covered by Section 162(m) will be fully deductible for federal income tax purposes.

In general, it is the committee’s policy to qualify, to the maximum extent possible, our executives’ compensation for deductibility under applicable tax laws. Stock options generally are designed to satisfy the requirements of Section 162(m) for qualified performance-based compensation. We also believe that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m). Amounts paid under any of our compensation programs, including salaries and certain cash incentives and equity awards, may not qualify as performance-based compensation that is excluded from the limitation on deductibility under Section 162(m).

Potential Post-Employment Payments

Regardless of the manner in which a named executive officer’s employment terminates, the named executive officer is entitled to receive amounts earned during the term of employment. These amounts earned are paid to all terminating employees and are not a special benefit for the named executive officers:

•	Accrued but unpaid wages;

•	Upon exercise of outstanding and vested options, shares awarded under the 1996 Program;

•	Amounts contributed to the 1998 Employee Stock Purchase Plan;

•	Unused vacation pay; and

•	Reimbursement of accrued expenses.

In the event of the death or disability of a named executive officer, in addition to these benefits, the named executive officer will receive benefits under TriQuint’s disability plan or payments under TriQuint’s life insurance plan, as appropriate.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on the review and discussions, the committee recommended to the board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2008 and this Proxy Statement.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Dr. Walden C. Rhines—Chairman

Mr. Charles Scott Gibson

Mr. Nicolas Kauser

Summary Compensation Table

The following table sets forth information regarding compensation for the years indicated for each of our named executive officers. Salary includes amounts deferred at the officer’s election

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Ralph G. Quinsey	2008	$414,953	$40,000	$590,033	$—	$10,554	$1,015,540
President and Chief Executive Officer	2007	369,843	50,000	482,410	57,424	9,117	968,794
	2006	369,916	—	730,366	87,285	1,242	1,188,809

Steven J. Buhaly	2008	285,324	—	156,945	—	10,307	452,576
Chief Financial Officer	2007	74,674	—	33,311	43,903	2,001	153,889

Todd A. DeBonis	2008	246,299	—	439,305	158,254	9,876	853,734
Vice President, Worldwide Sales and Customer Service	2007	258,711	—	411,794	106,706	8,435	785,646
	2006	230,995	—	373,355	121,710	1,992	728,052

Timothy Dunn	2008	256,652	—	211,267	—	7,228	475,146
Vice President, Handset	2007	244,846	10,000	161,037	106,095	4,543	526,521
	2006	117,995	—	66,210	27,127	1,874	213,206

Thomas V. Cordner	2008	258,224	10,000	129,021	—	11,577	398,822
Vice President, Military	2007	213,437	20,000	140,851	32,855	8,881	416,024
	2006	228,552	—	152,570	56,068	4,634	458,568

(1)

These amounts represent the amount of expense we recognized in 2008 for stock options granted to the indicated Named Executive Officer in 2008 and previous years based on the estimated fair value of these awards under Financial Accounting Standards Board issued Statement No. 123R “Share Based Payment” (FAS 123R), but excluding the effect of any estimated forfeitures. A summary of the assumptions we apply in calculating these amounts is set forth in Note 14 to the Condensed Consolidated Financial Statements included in our Annual Reports on Form 10-K for the year ended December 31, 2008.

(2)	For 2008, consists of group term life insurance paid by TriQuint on behalf of each executive and matching contributions to TriQuint’s 401(k) plan for each executive, as follows:

Ralph G. Quinsey	9,312
Steven J. Buhaly	9,065
Todd A. DeBonis	9,326
Timothy Dunn	6,418
Thomas V. Cordner	8,254

Amounts in the Non-Equity Incentive Awards column of the Summary Compensation Table report payments under this management incentive program represent the Annual Incentive award which is a cash incentive award granted under TriQuint’s semi-annual management incentive plan. All awards are granted based on the executive’s actual semi-annual salary and the determined bonus percentages. See “Compensation Discussion and Analysis—Cash Incentives—Management Incentive Plan” for a more detailed description of this program. The semi-annual management incentive program was not paid out in the first half and second half of 2008 because the Company did not meet the minimum operating income level. Amounts in the Bonus column of the Summary Compensation Table represent discretionary cash payments awarded by the compensation committee.

2008 Grants of Plan-Based Awards Table

The following table sets forth information concerning cash and option based awards granted during 2008 to each of the named executive officers:

Name	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
			Target ($)	Maximum ($)
Ralph G. Quinsey	Annual Incentive Stock Options	5/21/2008	$—	$—	320,000	$6.52	$736,542
		—	315,000	630,000	—	—	—

Steven J. Buhaly	Annual Incentive Stock Options	5/21/2008	—	—	60,000	6.52	139,948
		—	142,500	285,000	—	—	—

Tom V. Cordner	Annual Incentive Stock Options	5/21/2008	—	—	55,000	6.52	122,409
		—	119,000	238,000	—	—	—

Todd A. DeBonis	Annual Incentive Stock Options	5/21/2008	—	—	65,000	6.52	144,664
		—	—	—	—	—	—

Timothy A. Dunn	Annual Incentive Stock Options	5/21/2008	—	—	70,000	6.52	160,067
		—	129,000	258,000	—	—	—

(1)

These amounts represent the fair value for the stock options granted to the indicated Named Executive Officer in 2008 based on the estimated fair value of these awards under FAS 123R. A summary of the assumptions we apply in calculating these amounts is set forth in Note 14 to the Condensed Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

(2)	The first half and second half payouts were not paid.

Options granted under the 1996 Program include both incentive stock options and nonqualified stock options. All option grants are subject to the discretion of the compensation committee of the board of directors. Stock options are granted at an exercise price equaling 100% of fair market value on the date of grant, have a 10-year term and generally vest in installments over three or four years. See “Compensation Discussion and Analysis—Long-Term Incentives” for a more detailed description of the stock option grants.

2008 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information relating to equity awards outstanding at December 31, 2008 held by the named executive officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Grant Date	Option Expiration Date
Ralph G. Quinsey(1)	500,000	—	$7.21	7/16/2002	7/16/2012
Ralph G. Quinsey(2)	300,000	—	$3.53	4/29/2003	4/29/2013
Ralph G. Quinsey(3)	150,000	—	$3.65	8/18/2005	8/18/2015
Ralph G. Quinsey(4)	31,250	18,750	$4.38	8/23/2006	8/23/2016
Ralph G. Quinsey(5)	50,000	50,000	$4.38	8/23/2006	8/23/2016
Ralph G. Quinsey(6)	37,500	275,000	$5.18	4/27/2007	4/27/2017
Ralph G. Quinsey(11)	20,000	100,000	$6.52	5/21/2008	5/21/2018
Ralph G. Quinsey(5)	—	200,000	$6.52	5/21/2008	5/21/2018

Steven J. Buhaly(7)	62,500	187,500	$4.86	9/27/2007	9/27/2017
Steven J. Buhaly(4)	7,500	52,500	$6.52	5/21/2008	5/21/2018

Tom V. Cordner(2)	68,000	—	$21.13	12/1/1999	12/1/2009
Tom V. Cordner(8)	40,000	—	$36.50	12/21/2000	12/1/2010
Tom V. Cordner(8)	16,000	—	$10.38	4/4/2001	4/4/2011
Tom V. Cordner(9)	37,500	—	$11.19	12/21/2001	12/21/2011
Tom V. Cordner(10)	21,250	—	$9.69	7/1/2002	7/1/2012
Tom V. Cordner(10)	21,250	—	$6.25	7/1/2002	7/1/2012
Tom V. Cordner(2)	40,000		$3.53	4/29/2003	4/29/2013
Tom V. Cordner(8)	50,000	—	$5.45	5/13/2004	5/13/2014
Tom V. Cordner(8)	50,000	—	$3.09	4/26/2005	4/26/2015
Tom V. Cordner(4)	21,875	13,125	$4.83	3/2/2006	3/2/2016
Tom V. Cordner(5)	17,500	17,500	$4.83	3/2/2006	3/2/2016
Tom V. Cordner(5)	—	50,000	$5.18	4/27/2007	4/27/2017
Tom V. Cordner(5)	—	55,000	$6.52	5/21/2008	5/21/2018

Todd A. DeBonis(1)	263,200	16,800	$6.87	4/21/2004	4/21/2014
Todd A. DeBonis(8)	70,000	—	$3.09	4/26/2005	4/26/2015
Todd A. DeBonis(4)	21,875	13,125	$4.83	3/2/2006	3/2/2016
Todd A. DeBonis(5)	17,500	17,500	$4.83	3/2/2006	3/2/2016
Todd A. DeBonis(5)	—	60,000	$5.18	4/27/2007	4/27/2017
Todd A. DeBonis(5)	—	65,000	$6.52	5/21/2008	5/21/2018

Timothy A. Dunn(7)	140,625	109,375	$3.87	7/13/2006	7/13/2016
Timothy A. Dunn(5)	—	40,000	$5.18	4/27/2007	4/27/2017
Timothy A. Dunn(4)	5,000	35,000	$6.52	5/21/2008	5/21/2018
Timothy A. Dunn(5)	—	30,000	$6.52	5/21/2008	5/21/2018

(1)

Option vested as to 28% of the shares subject to the option one year after date of grant and as to an additional 2% of the shares subject to the option each month thereafter, so that 100% of the shares subject to the option will be exercisable four years after its date of grant.

(2)	Option vests monthly over four years.

(3)	Option vested in monthly installments commencing 7/1/07 and ending 6/1/08.

(4)	Option vests quarterly over four years commencing on the first quarterly vest date after grant. Quarterly vesting dates are March 1, June 1, September 1 and December 1.

(5)	Option vests in four quarterly installments commencing on the ninth quarterly vest date after grant. Quarterly vesting dates are March 1, June 1, September 1 and December 1.

(6)	Option vests 9,375 shares on 9/1/07, 12/1/07, 3/1/08 and 6/1/08; 21,875 shares on 9/1/08, 12/1/08, 3/1/09 and 6/1/09; 46,875 shares on 9/1/09, 12/1/09, 3/1/10 and 6/1/10.

(7)

Option vests 25% on the first quarterly vest date following 12 months from the date of grant and 6.25% on each of the next twelve quarterly vest dates. Quarterly vest dates are March 1, June 1, September 1 and December 1.

(8)	Option vested in 12 monthly installments in the third year after grant.

(9)	Option vested in 36 monthly installments commencing six months after grant.

(10)	Option vested in 24 monthly installments commencing one year after grant.

(11)	Option vests quarterly over three years.

2008 Option Exercises and Stock Vested Table

The following table provides information relating to option exercises during 2008 by the named executive officers.

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Ralph G. Quinsey	—	$—
Steven J. Buhaly	—	—
Thomas V. Cordner	—	—
Todd A. DeBonis	—	—
Timothy A. Dunn	—	—

2008 Nonqualified Deferred Compensation Table

The following table provides information relating to nonqualified deferred compensation during 2008 for the named executive officers.

Name	Aggregate Balance at Beginning Fiscal Year ($)	Executive Contributions in Last Fiscal Year ($)(1)	Aggregate Withdrawals and Distributions ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
Ralph G. Quinsey	$21,223	$—	$(20,177)	$(562)	$484
Steven J. Buhaly	—	43,965	—	(16,067)	27,898
Thomas V. Cordner	—	—	—	—	—
Todd A. DeBonis	208,571	80,512	—	(104,857)	184,226
Timothy A. Dunn	—	—	—	—	—

(1)	These amounts were also included in the Salary column of the Summary Compensation Table above.

(2)	Of the amounts in this column, the following amounts have also been reported in the Summary Compensation Table for this year and 2007 and 2006.

Name	Reported for 2008 ($)	Reported for 2007 ($)	Reported for 2006 ($)	Total ($)
Ralph G. Quinsey	$—	$—	$635	$635
Steven J. Buhaly	43,965	—	—	43,965
Thomas V. Cordner	—	—	—	—
Todd A. DeBonis	80,512	53,312	60,107	193,931
Timothy A. Dunn	—	—	—	—

Under TriQuint’s nonqualified deferred compensation plan, which TriQuint adopted in October 2004, the named executive officers may defer a portion of their cash compensation up to a maximum of 50% of base salary and 100% of other eligible compensation, which includes profit-sharing, cash bonuses, paid time off cashouts and commissions. All amounts deferred under the plan will be credited to the respective named executive officer’s accounts under the plan and treated as though invested in eligible investment options selected by the officer from among the options available under the plan. The available investment options are selected by TriQuint’s investment committee from among the investment options available to participants in the company’s 401(k) plan. Each officer’s account will be adjusted for notional investment returns based on the performance of the investment funds selected by the officer.

Each participant must elect at the time the participant files his or her deferral election for any plan year, to have compensation deferrals for that plan year paid or commence to be paid: following the participant’s separation from service, death or disability; following a change in control of TriQuint; or on a specified date that occurs earlier. In addition, each participant must elect from the following forms of payment: lump sum cash payment; 20 quarterly installments; 40 quarterly installments; or 60 quarterly installments. A participant can also withdraw amounts from his or her account if the participant experiences an unforeseeable emergency. A participant may change his or her elections as to the time and form of payment, provided the participant does so at least 12 months before payment would have been made or have commenced to be made and the change results in the payment (or commencement of payment) being delayed for at least five years, but not more than ten years, and meets certain other requirements established by Section 409A of the Internal Revenue Code. This five-year delay does not apply to payments made on account of death, disability or unforeseeable emergency. If a participant who is a “specified employee,” as defined in Section 409A of the Internal Revenue Code, at the time of his or her separation from service has elected to have any portion of his or her account paid or commence to be paid upon his or her separation from service, then such payments will be delayed until six months after the participant’s separation from service. As of December 31, 2008, each of the named executive officers was a specified employee. In addition, the maximum amount that may be distributed to a “covered employee” under Section 162(m) of the Internal Revenue Code will not exceed $1 million dollars less the amount of compensation paid to the participant in that plan year that is not “performance based” under Section 162(m), and the remainder will be distributed in the next plan year, subject to the application of this same limitation and the applicable requirements of Section 409A. If a participant dies prior to the complete distribution of his or her account, any remaining amounts will be distributed to the participant’s beneficiary in accordance with the payment elections made by the participant.

Potential Payments Upon Termination or Change of Control

Employment Agreements

Pursuant to the terms of our employment agreement with Mr. Quinsey, our president and chief executive officer, in the event that we terminate Mr. Quinsey’s employment without cause or he terminates for good reason, we must provide Mr. Quinsey a lump sum payment equal to one year’s compensation at Mr. Quinsey’s then-current base salary, and health and life benefits at TriQuint’s expense for 12 months. In addition, the furthest out 12 months of unvested Option Shares will automatically become fully vested. In the event of disability or death, Mr. Quinsey or his estate will receive all severance benefits payable under his termination agreement above and any other benefits payable under our then existing benefit plans and policies.

Pursuant to our employment agreement with Mr. DeBonis, our vice president of worldwide sales, in the event of termination without cause or resignation for good reason, Mr. DeBonis will receive 12 months of base salary and 12 months of health and life insurance, which will cease upon Mr. DeBonis’s subsequent employment or consulting arrangement.

Pursuant to our employment letter agreement with Mr. Buhaly, our vice president of finance, secretary and chief financial officer, in the event of termination without cause or resignation for good reason, Mr. Buhaly will receive 12 months of base salary and 12 months of health and life insurance.

Pursuant to our employment letter agreement with Mr. Dunn, vice president and general manager of the Handsets Business Unit, in the event of termination without cause or resignation for good reason, Mr. Dunn will receive 12 months of base salary and 12 months of health and life insurance benefits. Severance benefits will discontinue immediately upon his acceptance of subsequent employment or consulting agreements.

Mr. Cordner does not have an employment agreement with us.

Pursuant to the Company’s employment agreements, the term “termination for cause” means a termination of employment by the Company for any of the following reasons: (i) intentional failure to perform assigned duties; (ii) personal dishonesty; (iii) incompetence, as measured against standards generally prevailing in the industry; (iv) willful misconduct; (v) any breach of fiduciary duty involving personal profit; (vi) willful violation of any domestic or international law, rule, regulation or final cease and desist order; or (vii) any sexual or other harassment of others.

Pursuant to our employment agreements, a “resignation for good reason” is deemed to occur if the employee resigns employment within sixty (60) days of the occurrence of any of the following that occur without the employee’s written consent: (i) a loss of the title; (ii) a material reduction in duties or responsibilities; (iii) any reduction in base salary or any target bonus (other than a reduction comparable in percentage to a reduction affecting TriQuint’s executives generally); (iv) any material reduction in benefits (other than a reduction affecting TriQuint’s personnel generally); or (v) a company-mandated relocation of the employee’s principal place of employment or current principal residence by more than 50 miles from its respective location immediately prior to the resignation.

Change of Control Policy

In March 2008, the compensation committee approved a revised change of control policy for all of the executive officers of the company, which provides the same level of benefits for all officers. The new policy was put in place to encourage the officers to remain focused and dedicated to the best interests of TriQuint’s stockholders in a change of control situation. All of the officers with pre-existing agreements containing change of control provisions chose to amend the portions of those agreements relating to a change of control to incorporate the terms of the new change of control policy.

If a Change of Control occurs while the policy is in effect and an eligible officer’s employment is terminated during a Change of Control Window (i) by Company for reasons other than Cause or the officer’s death or Disability, or (ii) by the officer for Good Reason, then the officer will be entitled to the benefits described below, as long as the officer signs and does not revoke a general release of claims in a form satisfactory to TriQuint. “Change of Control Window” is defined as ninety days prior to, and ending twelve months after, the effective date of any Change of Control. Benefits include:

•	Continuation of base salary for twelve months;

•	A payment equivalent to the officer’s target bonus for the previous twelve months, payable in 26 installments at regular payroll intervals;

•	Payment of COBRA premiums for twelve months, as long as the officer is eligible for and properly elects COBRA coverage;

•	The closest in 24 months’ worth of the officer’s unvested option shares will vest;

•	The period in which the officer may exercise any vested options will be extended from 90 days to twelve months following his or her termination; and

•	All payments will be net of applicable withholding.

Pursuant to the agreement, “Change of Control” means TriQuint is a party to a transaction in which it is sold to, merged, consolidated, reorganized into or with, or its assets are transferred or sold to another entity, after which the holders of voting securities of TriQuint immediately prior to the transaction, including voting securities issuable upon exercise or conversion of vested options, warrants or other securities or rights, hold (directly or indirectly) less than a majority of the combined voting power of the then-outstanding securities of the surviving entity.

Pursuant to the agreement, “Cause” means that the officer committed any one or more of the following: (i) intentional failure to perform assigned duties; (ii) incompetence in carrying out his or her duties, as measured against standards generally prevailing in the industry; (iii) theft, embezzlement, fraud, misappropriation of funds, other acts of dishonesty or the violation of any law or ethical rule relating to the officer’s employment with TriQuint; (iv) a felony or any act involving moral turpitude; (v) the violation of a material company policy or procedure, or the breach of any material provision of this policy or any confidentiality, assignment of rights, non-competition, or non-solicitation agreement between the officer and TriQuint, and if such violation or breach is susceptible of cure, the failure to effect such cure within 30 days after written notice of the violation is given to the officer; or (vi) a breach of the officer’s fiduciary duty to TriQuint.

Pursuant to the agreement, “Good Reason” means the occurrence of any of the following and TriQuint’s failure to cure within 30 days after TriQuint’s receipt of written notice from the officer asserting that Good Reason exists and specifying such cause: (i) a material reduction in the officer’s responsibilities as in effect immediately prior to the Change of Control, or any removal of the officer from, or any failure to re-elect the officer to positions immediately prior to the Change of Control, which has the effect of materially diminishing his or her responsibility or authority, as determined by the compensation committee as comprised immediately prior to the Change of Control, (iii) a reduction in the officer’s base salary or any target bonus (other than a reduction comparable in percentage to a reduction affecting TriQuint’s executives generally) as in effect immediately prior to the Change of Control; or (iv) a company-mandated relocation of the officer’s principal place of employment or current principal residence by more than 50 miles immediately prior to the resignation.

Ralph G. Quinsey

The following table shows the potential payments upon termination for various reasons, including termination without cause or for good reason, a change of control, disability and death for Mr. Quinsey, our president and chief executive officer, as of December 31, 2008:

Executive Benefit and Payments Upon Separation	Voluntary Termination, Retirement or For Cause Termination	Involuntary Not For Cause or For Good Reason Termination	Involuntary Not For Cause or For Good Reason Termination Upon or After a Change of Control	Disability	Death
Compensation:
Base Pay	$—	$420,000	$420,000	$420,000	$420,000
Target Bonus(1)	—	—	310,312	—	—

Long Term Incentive Compensation:
Stock Options	—	—	—	—	—

Benefits & Perquisites:
Life Insurance Proceeds	—	—	—	—	$500,000
Accidental Death Proceeds	—	—	—	—	$500,000
Travel Death Proceeds(2)	—	—	—	—	$1,000,000
Short Term Disability(3)	—	—	—	$46,800	—
Long Term Disability(4)	—	—	—	$1,344,000	—
Life & Health Insurance(5)	—	$18,810	$16,260	$18,810	$18,810

(1)	The amount is equivalent to the officer’s target bonus for the previous 12 months, payable in 26 installments at regular payroll intervals.

(2)	Payable only if death occurs during travel for business.

(3)	The amount listed represents the total obligation to be paid on a weekly basis over a maximum 26 week period upon incidence of disability.

(4)	The amount listed represents the total obligation to be paid on a weekly basis, until the respective officer reaches the age of 67, immediately following termination of short-term benefits.

(5)	The amount listed represents the total annual obligation, to be paid monthly, for a maximum of 12 months following termination, disability, or death.

Todd A. DeBonis

The following table shows the potential payments upon termination for various reasons, including termination without cause or for good reason, a change of control, disability and death for Mr. DeBonis, our vice president of worldwide sales, as of December 31, 2008:

Executive Benefit and Payments Upon Separation	Voluntary Termination, Retirement or For Cause Termination	Involuntary Not For Cause or For Good Reason Termination	Involuntary Not For Cause or For Good Reason Termination Upon or After a Change of Control	Disability	Death
Compensation:
Base Pay	$—	$245,500	$245,500	$—	$—
Target Bonus(1)	—	—	171,850	—	—

Long Term Incentive Compensation:
Stock Options	—	—	—	—	—

Benefits & Perquisites:
Life Insurance Proceeds	—	—	—	—	$491,000
Accidental Death Proceeds	—	—	—	—	$491,000
Travel Death Proceeds(2)	—	—	—	—	$1,000,000
Short Term Disability(3)	—	—	—	$46,800	—
Long Term Disability(4)	—	—	—	$2,112,000	—
Life and Health Insurance(5)	—	$17,886	$16,260	—	—

(1)	The amount is equivalent to the officer’s target bonus for the previous 12 months, payable in 26 installments at regular payroll intervals.

(2)	Payable only if death occurs during travel for business.

(3)	The amount listed represents the total obligation to be paid on a weekly basis over a maximum 25 week period upon incidence of disability.

(4)	The amount listed represents the total obligation to be paid on a weekly basis, until the respective officer reaches the age of 67, immediately following termination of short-term benefits.

(5)	The amount listed represents the total annual obligation, to be paid monthly, for a maximum of 12 months following termination, disability, or death.

Timothy A. Dunn

The following table shows the potential payments upon termination for various reasons, including termination without cause or for good reason, a change of control, disability and death for Mr. Dunn, our vice president and general manager of our Handset Business Unit, as of December 31, 2008:

Executive Benefit and Payments Upon Separation	Voluntary Termination, Retirement or For Cause Termination	Involuntary Not For Cause or For Good Reason Termination	Involuntary Not For Cause or For Good Reason Termination Upon or After a Change of Control	Disability	Death
Compensation:
Base Pay	$—	$258,000	$258,000	$—	$—
Target Bonus(1)	—	—	128,000	—	—

Long Term Incentive Compensation:
Stock Options	—	—	—	—	—

Benefits & Perquisites:
Life Insurance Proceeds	—	—	—	—	$500,000
Accidental Death Proceeds	—	—	—	—	$500,000
Travel Death Proceeds(2)	—	—	—	—	$1,000,000
Short Term Disability(3)	—	—	—	$46,800	—
Long Term Disability(4)	—	—	—	$1,824,000	—
Life and Health Insurance(5)	—	$17,918	$16,260	—	—

(1)	The amount is equivalent to the officer’s target bonus for the previous 12 months, payable in 26 installments at regular payroll intervals.

(2)	Payable only if death occurs during travel for business.

(3)	The amount listed represents the total obligation to be paid on a weekly basis over a maximum 26 week period upon incidence of disability.

(4)	The amount listed represents the total obligation to be paid on a weekly basis, until the respective officer reaches the age of 67, immediately following termination of short-term benefits.

(5)	The amount listed represents the total annual obligation, to be paid monthly, for a maximum of 12 months following termination, disability, or death.

Steve Buhaly

The following table shows the potential payments upon termination for various reasons, including termination without cause or for good reason, a change of control, disability and death for Mr. Buhaly, our vice president of finance, secretary and chief financial officer, as of December 31, 2008:

Executive Benefit and Payments Upon Separation	Voluntary Termination, Retirement or For Cause Termination	Involuntary Not For Cause or For Good Reason Termination	Involuntary Not For Cause or For Good Reason Termination Upon or After a Change of Control	Disability	Death
Compensation:
Base Pay	$—	$285,000	$285,000	$—	$—
Target Bonus(1)	—	—	142,500	—	—

Long Term Incentive Compensation:
Stock Options	—	—	—	—	—

Benefits & Perquisites:
Life Insurance Proceeds	—	—	—	—	$500,000
Accidental Death Proceeds	—	—	—	—	$500,000
Travel Death Proceeds(2)	—	—	—	—	$1,000,000
Short Term Disability(3)	—	—	—	$46,800	—
Long Term Disability(4)	—	—	—	$1,344,000	—
Life & Health Insurance(5)	—	$18,810	$18,810	—	—

(1)	The amount is equivalent to the officer’s target bonus for the previous 12 months, payable in 26 installments at regular payroll intervals.

(2)	Payable only if death occurs during travel for business.

(3)	The amount listed represents the total obligation to be paid on a weekly basis over a maximum 26 week period upon incidence of disability.

(4)	The amount listed represents the total obligation to be paid on a weekly basis, until the respective officer reaches the age of 67, immediately following termination of short-term benefits.

(5)	The amount listed represents the total annual obligation, to be paid monthly, for a maximum of 12 months following termination, disability, or death.

Thomas Cordner

The following table shows the potential payments upon termination for various reasons, including a change of control, disability and death for Mr. Cordner, our vice president and general manager of our Military Business Unit and our Texas Operations, as of December 31, 2008:

Executive Benefit and Payments Upon Separation	Voluntary Termination, Retirement or For Cause Termination	Involuntary Not For Cause or For Good Reason Termination		Involuntary Not For Cause or For Good Reason Termination Upon or After a Change of Control	Disability	Death
Compensation:
Base Pay	$—		$—	$238,000	$—	$—
Target Bonus(1)	—		—	117,500	—	—

Long Term Incentive Compensation:
Stock Options	—		—	—	—	—

Benefits & Perquisites:
Life Insurance Proceeds	—		—	—	—	$476,000
Accidental Death Proceeds	—		—	—	—	$476,000
Travel Death Proceeds(2)	—		—	—	—	$1,000,000
Short Term Disability(3)	—		—	—	$46,800	—
Long Term Disability(4)	—		—	—	$192,000	—
Life & Health Insurance(5)	—	$		$1,556	—	—

(1)	The amount is equivalent to the officer’s target bonus for the previous 12 months, payable in 26 installments at regular payroll intervals.

(2)	Payable only if death occurs during travel for business.

(3)	The amount listed represents the total obligation to be paid on a weekly basis over a maximum 26 week period upon incidence of disability.

(4)	The amount listed represents the total obligation to be paid on a weekly basis, until the respective officer reaches the age of 67, immediately following termination of short-term benefits.

(5)	The amount listed represents the total annual obligation, to be paid monthly, for a maximum of 12 months following termination, disability, or death.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND

DIRECTOR INDEPENDENCE

Since January 1, 2008, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest, other than the compensation agreements described in “Executive Compensation.”

We have agreed to indemnify certain current and former directors and officers of our company for reasonable costs and expenses incurred by these individuals in connection with certain civil actions and governmental investigations relating to our past stock option granting practices. Our agreement to pay reasonable fees and costs is subject to each individual’s agreement to reimburse our company in the event that it is subsequently determined that the individual is not entitled to indemnification under our bylaws or applicable law

Policies and Procedures for Approving Transactions with Related Persons

The audit committee of the board of directors has the responsibility to review and approve related person transactions, either in advance or when we become aware of a related person transaction that was not reviewed and approved in advance, but neither the audit committee nor the board has adopted a written policy or procedures governing its approval of transactions with related persons.

ANNUAL REPORT ON FORM 10-K

A copy of our 2008 Annual Report to Stockholders accompanies this Proxy Statement. We will provide, without charge, upon the request of any beneficial owner of shares of our common stock entitled to vote at the annual meeting, a copy of our Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the SEC. Requests should be made by accessing the www.proxyvote.com website and entering your 12  digit control number found on the notice that you received.

OTHER MATTERS

We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

It is important that your shares be represented at the annual meeting, regardless of the number of shares you hold. We urge you to promptly vote your shares as directed in the proxy card or notice of internet availability of our proxy materials. Stockholders who are present at the annual meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

THE BOARD OF DIRECTORS OF

TRIQUINT SEMICONDUCTOR, INC.

TRIQUINT SEMICONDUCTOR, INC.

2009 INCENTIVE PLAN

SECTION 1.    PURPOSE

The purpose of the TriQuint Semiconductor, Inc. 2009 Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s stockholders.

SECTION 2.    DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3.    ADMINISTRATION

3.1	Administration of the Plan

The Plan shall be administered by the Board or the Compensation Committee (or a subcommittee thereof), which shall be composed of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, and an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto.

3.2	Delegation

Notwithstanding the foregoing, the Board may delegate responsibility for administering the Plan, including with respect to designated classes of Eligible Persons, to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards to Participants who are subject to Section 16 of the Exchange Act or Awards granted pursuant to Section 16 of the Plan. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Compensation Committee may authorize one or more officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board or the Compensation Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act. All references in the Plan to the “Committee” shall be, as applicable, to the Compensation Committee or any other committee or any officer to whom the Board or the Compensation Committee has delegated authority to administer the Plan.

3.3	Administration and Interpretation by Committee

(a) Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (viii) establish such rules, regulations and sub-plans as it shall deem appropriate for the proper administration and operation of the Plan; (ix) delegate ministerial duties to such of the Company’s employees as it so determines; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) In no event, however, shall the Committee have the right, without stockholder approval, to (i) cancel or amend outstanding Options or SARs for the purpose of repricing, replacing or regranting such Options or SARs with Options or SARs that have a purchase or grant price that is less than the purchase or grant price for the original Options or SARs except in connection with adjustments provided in Section 15, or (ii) issue an Option or amend an outstanding Option to provide for the grant or issuance of a new Option on exercise of the original Option.

(c) The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s reduction in hours of employment or service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Compensation Committee, whose determination shall be final.

(d) Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person. A majority of the members of the Committee may determine its actions.

SECTION 4.    SHARES SUBJECT TO THE PLAN

4.1	Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, the aggregate maximum number of shares of Common Stock available for issuance under the Plan shall be:

(a) 10,000,000 shares; plus

(b) any shares subject to outstanding awards under the Company’s 1996 Stock Incentive Program and the Sawtek Inc. Second Stock Option Plan (the “Prior Plans”) as of the Effective Date that subsequently cease to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), up to an aggregate maximum of 28,541,892 shares from the Prior Plans.

Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2	Share Usage

(a) Any shares of Common Stock subject to Stock Awards, Restricted Stock, Stock Units, Performance Shares and Performance Units shall count against the numerical limits of Section 4.1 as 1.5 shares of Common Stock for every one share of Common Stock subject thereto. If any such Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company and would otherwise return to the Plan pursuant to Section 4.2(b), 1.5 times the number of shares of Common Stock covered by such Award shall return to the Plan and shall again be available for issuance.

(b) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder, is settled in cash in lieu of shares of Common Stock, or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (ii) covered by a stock-settled Stock Appreciation Right that is settled in such a manner that some or all of the shares of Common Stock covered by the Stock Appreciation Right are not issued upon exercise, shall not again be made available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award. (c) The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(d) Notwithstanding anything in the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Compensation Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(e) Notwithstanding the other provisions in this Section 4.2, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 15.1.

SECTION 5.    ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6.    AWARDS

6.1	Form, Grant and Settlement of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2	Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3	Dividends and Distributions

Participants may, if the Committee so determines, be credited with dividends or dividend equivalents paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units. Notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right may not be contingent, directly or indirectly on the exercise of the Option or Stock Appreciation Right, and must comply with or qualify for an exemption under Section 409A of the Code. Also notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on Restricted Stock must (i) be paid at the same time they are paid to other stockholders and (ii) comply with or qualify for an exemption under Section 409A of the Code.

SECTION 7.    OPTIONS

7.1	Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2	Option Exercise Price

Options shall be granted with a per share exercise price equal to at least 100% of the Fair Market Value of the Common Stock on the Grant Date (and such exercise price shall not be less than the minimum exercise price required by Section 422 of the Code with respect to Incentive Stock Options), except in the case of Substitute Awards.

7.3	Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten years from the Grant Date. For Incentive Stock Options, the Option Term shall be as specified in Section 8.4.

7.4	Exercise of Options

The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Sections 7.5 and 13. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5	Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a) cash;

(b) check or wire transfer;

(c) having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(d) tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(e) so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(f) such other consideration as the Committee may permit.

7.6	Effect of Termination of Service

The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time.

If the exercise of the Option following a Participant’s Termination of Service, but while the Option is otherwise exercisable, would be prohibited solely because the issuance of Common Stock would violate either the registration requirements under the Securities Act or the Company’s insider trading policy, then the Option shall remain exercisable until the earlier of (a) the Option Expiration Date and (b) the expiration of a period of three months (or such longer period of time as determined by the Committee in its sole discretion) after the Participant’s Termination of Service during which the exercise of the Option would not be in violation of such Securities Act or insider trading policy requirements.

SECTION 8.    INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provisions of the Plan, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder.

SECTION 9.    STOCK APPRECIATION RIGHTS

9.1	Grant of Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. An SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2	Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

9.3	Waiver of Restrictions

The Committee, in its sole discretion, may waive any other terms, conditions or restrictions on any SAR under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 10.    STOCK AWARDS, RESTRICTED STOCK AND

STOCK UNITS

10.1	Grant of Stock Awards, Restricted Stock and Stock Units

The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2	Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

10.3	Waiver of Restrictions

The Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 11.    PERFORMANCE AWARDS

11.1	Performance Shares

The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

11.2	Performance Units

The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 12.    OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.

SECTION 13.    WITHHOLDING

The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

The Committee, at its sole discretion, may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by one or a combination of any of the following: (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations, (e) selling shares of Common Stock issued under an Award on the open market or to the Company, or (f) taking such other action as may be necessary in the opinion of the Committee to satisfy any applicable tax withholding obligations. The value of the shares so withheld or tendered may not exceed the employer’s minimum required tax withholding rate or such other rate as is necessary to avoid adverse accounting treatment, as determined by the Committee.

SECTION 14.    ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent, at the discretion of the Committee, the instrument evidencing the Award permits the Participant to designate one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify.

SECTION 15.    ADJUSTMENTS

15.1	Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; (iii) the maximum numbers and kind of securities set forth in Section 16.3; and (iv) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Committee, as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

15.2	Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3	Change in Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event of a Change in Control:

(a) All outstanding Awards, other than Performance Shares and Performance Units, shall become fully and immediately exercisable, and all applicable restrictions or forfeiture provisions shall lapse, immediately prior to the Change in Control and shall terminate at the effective time of the Change in Control; provided, however, that with respect to a Change in Control that is a Company Transaction, such Awards shall become fully and immediately exercisable, and all applicable restrictions or forfeiture provisions shall lapse, only if and to the extent such Awards are not converted, assumed or replaced by the Successor Company.

For the purposes of this Section 15.3(a), an Award shall be considered converted, assumed or replaced by the Successor Company if following the Company Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

(b) All Performance Shares or Performance Units earned and outstanding as of the date the Change in Control is determined to have occurred shall be payable in full at the target level in accordance with the payout schedule pursuant to the instrument evidencing the Award. Any remaining Performance Shares or Performance Units (including any applicable performance period) for which the payout level has not been determined shall be prorated at the target payout level up to and including the date of such Change in Control and shall be payable in full at the target level in accordance with the payout schedule pursuant to the instrument evidencing the Award. Any existing deferrals or other restrictions not waived by the Committee in its sole discretion shall remain in effect.

(c) Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide in the event of a Change in Control that is a Company Transaction that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Company Transaction and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Company Transaction, or, in the event the Company Transaction is one of the transactions listed under subsection (c) in the definition of Company Transaction or otherwise does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards.

15.4	Further Adjustment of Awards

Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

15.5	No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6	Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

15.7	Code Section 409A

Notwithstanding anything in this Plan to the contrary, (a) any adjustments made pursuant to this Section 15 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code and (b) any adjustments made pursuant to this Section 15 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code.

SECTION 16.    CODE SECTION 162(m) PROVISIONS

Notwithstanding any other provision of the Plan, if the Committee determines, at the time Awards are granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 16 is applicable to such Award.

16.1	Performance Criteria

If an Award is subject to this Section 16, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); cash position; working capital; earnings per share; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; operating earnings; economic profit; profit before tax; return on assets; return on equity; debt; debt plus equity; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; sales growth; market or economic value added; equity or stockholder’s equity; stock price appreciation; total stockholder return; cost control; strategic initiatives; market share; net income; net profit; net sales; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics (together, the “Performance Criteria”). Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses, and (viii) gains and losses on asset sales. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that satisfies the requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

16.2	Compensation Committee Certification; Adjustment of Awards

After the completion of each performance period, the Compensation Committee shall certify the extent to which any Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award subject to this Section 16. Notwithstanding any provision of the Plan other than Section 15, with respect to any Award that is subject to this Section 16, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Covered Employee.

16.3	Limitations

Subject to adjustment from time to time as provided in Section 15.1, no Covered Employee may be granted Awards other than Performance Units subject to this Section 16 in any calendar year period with respect to more than 750,000 shares of Common Stock for such Awards, except that the Company may make additional onetime grants of such Awards for up to 750,000 shares to newly hired or newly promoted individuals, and the maximum dollar value payable with respect to Performance Units or other awards payable in cash subject to this Section 16 granted to any Covered Employee in any one calendar year is $1,000,000.

The Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

SECTION 17.    AMENDMENT AND TERMINATION

17.1	Amendment, Suspension or Termination

The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires stockholder approval may be made only by the Board. Subject to Section 17.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

17.2	Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the later of (a) initial Board adoption of the Plan and (b) Board approval of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

17.3	Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions.

SECTION 18.    GENERAL

18.1	No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without Cause.

18.2	Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

The inability of the Company or impracticability for the Company, as determined by the Committee in its sole discretion, to obtain or maintain approval from any regulatory body having jurisdiction or to comply with applicable requirements, which approval and compliance are deemed by the Company’s counsel to be necessary to the lawful issuance, delivery, and sale of any shares of Common Stock, shall relieve the Company of any liability in respect of the failure to issue, deliver, or sell such shares as to which the requisite approval has not been obtained or as to which any necessary requirements are not met.

As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

18.3	Indemnification

Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

18.4	No Rights as a Stockholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.5	Compliance with Laws and Regulations

(a) In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

(b) The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Section 409A of the Code to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options under Treasury Regulation Section 1.409A-1(b)(5), or otherwise. To the extent Section 409A of the Code is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any Awards granted under the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A of the Code. Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A of the Code applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i) of the Code. In addition, if the Participant is a “specified employee,” within the meaning of Section 409A of the Code, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A of the Code, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i) of the Code, shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death. Notwithstanding any other provision in the Plan, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A of the Code; provided, however, that the Committee makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to Awards granted under the Plan.

18.6	Participants in Other Countries or Jurisdictions

Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

18.7	No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.8	Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

18.9	Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.10	Choice of Law and Venue

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Oregon.

18.11	Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required, whether located in the United States or a foreign jurisdiction.

SECTION 19.    EFFECTIVE DATE

The effective date (the “Effective Date”) is the date on which the Plan is approved by the stockholders of the Company. If the stockholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

APPENDIX A

DEFINITIONS

As used in the Plan,

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

“Change in Control,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means the occurrence of any of the following events:

(a) an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, or (iv) an acquisition by any Entity pursuant to a transaction that meets the conditions of clauses (i), (ii) and (iii) set forth in the definition of Company Transaction;

(b) a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board; or

(c) consummation of a Company Transaction.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Committee” has the meaning set forth in Section 3.1.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company” means TriQuint Semiconductor, Inc., a Delaware corporation.

“Company Transaction,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a) a merger or consolidation of the Company with or into any other company;

(b) a sale in one transaction or a series of transactions undertaken with a common purpose of at least 50% of the Company’s outstanding voting securities; or

(c) a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets,

excluding, however, in each case, a transaction pursuant to which

(i) the Entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction will beneficially own, directly or indirectly, at least 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Successor Company in substantially the same proportions as their ownership, immediately prior to such Company Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;

(ii) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, a Related Company or a Successor Company) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Company Transaction; and

(iii) individuals who were members of the Incumbent Board will immediately after the consummation of the Company Transaction constitute at least a majority of the members of the board of directors of the Successor Company.

Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.

“Compensation Committee” means the Compensation Committee of the Board.

“Covered Employee” means a “covered employee” as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.

“Disability,” unless otherwise defined by the Committee for purposes of the Plan in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

“Effective Date” has the meaning set forth in Section 19.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

“Grant Date” means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7.

“Option Expiration Date” means the last day of the maximum term of an Option.

“Outstanding Company Common Stock” has the meaning set forth in the definition of “Change in Control.”

“Outstanding Company Voting Securities” has the meaning set forth in the definition of “Change in Control.”

“Parent Company” means a company or other entity which as a result of a Company Transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

“Participant” means any Eligible Person to whom an Award is granted.

“Performance Award” means an Award of Performance Shares or Performance Units granted under Section 11.

“Performance Criteria” has the meaning set forth in Section 16.1.

“Performance Share” means an Award of units denominated in shares of Common Stock granted under Section 11.1.

“Performance Unit” means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 11.2.

“Plan” means the TriQuint Semiconductor, Inc. 2009 Incentive Plan.

“Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Committee.

“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company,

means “Retirement” as defined for purposes of the Plan by the Committee or the Company’s chief human resources officer or other person performing that function or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Section 411(a)(8) of the Code.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Award” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Committee.

“Stock Unit” means an Award denominated in units of Common Stock granted under Section 10.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.

“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Compensation Committee, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Compensation Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company. A Participant’s change in status from an employee of the Company or a Related Company to a nonemployee director, consultant, advisor, or independent contractor of the Company or a Related Company or a change in status from a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company, shall not be considered a Termination of Service.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS

SUMMARY PAGE

Date of Board Action	Action	Section/Effect of Amendment	Date of Stockholder Approval
, 2009	Initial Plan Adoption		, 2009

c/o Proxy Services

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TRIQUINT SEMICONDUCTOR, INC. THE BOARD OF DIRECTORS OF TRIQUINT SEMICONDUCTOR, INC. RECOMMENDS A VOTE “FOR” ITEMS 1 - 5.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐
Vote on Directors

1. ELECTION OF DIRECTORS
Nominees:
01) Dr. Paul A. Gary	05) Dr. Walden C. Rhines
02) Charles Scott Gibson	06) Steven J. Sharp
03) Nicolas Kauser	07) Willis C. Young
04) Ralph G. Quinsey

Vote on Proposal						For	Against	Abstain

2. To ratify the audit committee’s appointment of KPMG LLP as TriQuint’s independent registered public accounting firm						☐	☐	☐
for the year ending December 31, 2009.

3. To approve amendments to the Certificate of Incorporation to eliminate cumulative voting in the election of directors and						☐	☐	☐
adopt a majority voting standard in uncontested elections of directors.

4. To approve an amendment to the Certificate of incorporation to provide for indemnification of directors and officers.						☐	☐	☐

5. To approve and adopt the Triquint 2009 Incentive Plan.						☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholders. If no direction is made, this proxy will be voted FOR items 1 - 5. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)		Date

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Stockholders to be held on May 5, 2009

The stockholder(s) hereby appoint(s) Ralph G. Quinsey and Steven J. Buhaly, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TriQuint Semiconductor, Inc. (“TriQuint”) that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 pm, Pacific Time on May 5, 2009, at 2300 NE Brookwood Pkwy, Hillsboro, OR, 97124 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

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